                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                    $225,000,000.00 REVOLVING CREDIT FACILITY

                                CREDIT AGREEMENT

                                  by and among

                             P.H. GLATFELTER COMPANY

                                       and

                    Certain of its Subsidiaries, as Borrowers

                                       and

                       THE BANKS PARTY HERETO, as Lenders

                                       and

             PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

                                      with

           PNC CAPITAL MARKETS LLC and CITIZENS BANK OF PENNSYLVANIA,

                  as Joint Lead Arrangers and Joint Bookrunners

                                       and

               CITIZENS BANK OF PENNSYLVANIA, as Syndication Agent

                           Dated as of April 29, 2010

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
1.  CERTAIN DEFINITIONS..................................................      1
    1.1   Certain Definitions............................................      1
    1.2   Construction...................................................     28
          1.2.1   Number; Inclusion......................................     28
          1.2.2   Determination..........................................     28
          1.2.3   Administrative Agent's Discretion and Consent..........     28
          1.2.4   Documents Taken as a Whole.............................     28
          1.2.5   Headings...............................................     29
          1.2.6   Implied References to this Agreement...................     29
          1.2.7   Persons................................................     29
          1.2.8   Modifications to Documents.............................     29
          1.2.9   From, To and Through...................................     29
          1.2.10  Shall; Will............................................     29
          1.2.11  Quebec Matters.........................................     29
    1.3   Accounting Principles..........................................     30
2.  REVOLVING CREDIT AND SWING LOAN FACILITIES...........................     31
    2.1   Revolving Credit Commitments...................................     31
          2.1.1   Revolving Credit Loans.................................     31
          2.1.2   Swing Loan Commitment..................................     33
    2.2   Nature of Lenders' Obligations with Respect to Revolving Credit
          Loans..........................................................     33
    2.3   Commitment Fees................................................     33
    2.4   Revolving Credit Loan Requests.................................     34
          2.4.1   Revolving Credit Loan Requests.........................     34
          2.4.2   Swing Loan Requests....................................     34
    2.5   Making Revolving Credit Loans and Swing Loans; Revolving Credit
          Notes and Swing Notes..........................................     35
          2.5.1   Making Revolving Credit Loans..........................     35
          2.5.2   Making Swing Loans.....................................     35
    2.6   Revolving Credit Notes.........................................     35
    2.7   Swing Loan Note................................................     35
    2.8   Borrowings to Repay Swing Loans................................     36
    2.9   Utilization of Commitments in Optional Currencies..............     36
          2.9.1   Periodic Computations of Dollar Equivalent Amounts of
                  Revolving Credit Loans and Letters of Credit
                  Outstanding............................................     36
          2.9.2   Notices From Lenders That Optional Currencies Are
                  Unavailable to Fund New Loans..........................     36
          2.9.3   Notices From Lenders That Optional Currencies Are
                  Unavailable to Fund Renewals of the Euro-Rate Option...     37
          2.9.4   European Monetary Union................................     37

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
          2.9.5   Requests for Additional Optional Currencies............     38
    2.10  Use of Proceeds................................................     38
    2.11  Letter of Credit Subfacility...................................     38
          2.11.1  Issuance of Letters of Credit..........................     38
          2.11.2  Letter of Credit Fees..................................     39
          2.11.3  Disbursements, Reimbursement...........................     39
          2.11.4  Repayment of Participation Advances....................     41
          2.11.5  Documentation..........................................     41
          2.11.6  Determinations to Honor Drawing Requests...............     42
          2.11.7  Nature of Participation and Reimbursement Obligations..     42
          2.11.8  Indemnity..............................................     44
          2.11.9  Liability for Acts and Omissions.......................     44
    2.12  Currency Repayments............................................     46
    2.13  Optional Currency Amounts......................................     46
    2.14  Reduction of Commitment........................................     46
3.  INTEREST RATES.......................................................     47
    3.1   Interest Rate Options..........................................     47
          3.1.1   Interest Rate Options..................................     47
          3.1.2   Rate Quotations........................................     47
    3.2   Interest Periods...............................................     48
          3.2.1   Amount of Borrowing Tranche............................     48
          3.2.2   Renewals...............................................     48
    3.3   Interest After Default.........................................     48
          3.3.1   Letter of Credit Fees, Interest Rate...................     48
          3.3.2   Other Obligations......................................     48
          3.3.3   Acknowledgment.........................................     48
    3.4   Euro-Rate Unascertainable; Illegality; Increased Costs;
          Deposits Not Available.........................................     49
          3.4.1   Unascertainable........................................     49
          3.4.2   Illegality; Increased Costs; Deposits Not Available....     49
          3.4.3   Administrative Agent's and Lender's Rights.............     49
    3.5   Selection of Interest Rate Options.............................     50
    3.6   Canadian Interest Act Disclosure...............................     50
    3.7   Canadian Usury Provision.......................................     50
4.  PAYMENTS.............................................................     51
    4.1   Payments.......................................................     51
    4.2   Pro Rata Treatment of Lenders..................................     52
    4.3   Interest Payment Dates.........................................     52
    4.4   Voluntary Prepayments..........................................     52

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
          4.4.1   Right to Prepay........................................     52
          4.4.2   Replacement of a Lender................................     53
          4.4.3   Change of Lending Office...............................     54
    4.5   Mandatory Prepayments..........................................     54
          4.5.1   Currency Fluctuations..................................     54
          4.5.2   Application Among Interest Rate Options................     55
    4.6   Additional Compensation in Certain Circumstances...............     55
          4.6.1   Increased Costs or Reduced Return Resulting from Taxes,
                  Reserves, Capital Adequacy Requirements, Expenses,
                  Etc....................................................     55
          4.6.2   Indemnity..............................................     56
    4.7   Interbank Market Presumption...................................     56
    4.8   Taxes..........................................................     57
          4.8.1   No Deductions..........................................     57
          4.8.2   Stamp Taxes............................................     57
          4.8.3   Indemnification for Taxes Paid by a Lender.............     57
          4.8.4   Certificate............................................     57
          4.8.5   Exclusions, etc........................................     58
          4.8.6   Change of Lending Office, etc..........................     58
          4.8.7   Survival...............................................     58
    4.9   Judgment Currency..............................................     58
          4.9.1   Currency Conversion Procedures for Judgments...........     58
          4.9.2   Indemnity in Certain Events............................     59
    4.10  Notes..........................................................     59
    4.11  Settlement Date Procedures.....................................     59
    4.12  Borrowers' Agent...............................................     60
5.  REPRESENTATIONS AND WARRANTIES.......................................     60
    5.1   Representations and Warranties.................................     60
          5.1.1   Organization and Qualification.........................     60
          5.1.2   Subsidiaries...........................................     60
          5.1.3   Power and Authority....................................     61
          5.1.4   Validity and Binding Effect............................     61
          5.1.5   No Conflict............................................     61
          5.1.6   Litigation.............................................     62
          5.1.7   Title to Properties....................................     62
          5.1.8   Financial Statements...................................     62
          5.1.9   Use of Proceeds; Margin Stock..........................     63
          5.1.10  Full Disclosure........................................     63
          5.1.11  Taxes..................................................     63
          5.1.12  Consents and Approvals.................................     64
          5.1.13  No Event of Default; Compliance with Instruments.......     64

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
          5.1.14  Patents, Trademarks, Copyrights, Licenses, Etc.........     64
          5.1.15  Insurance..............................................     64
          5.1.16  Compliance with Laws...................................     65
          5.1.17  Material Contracts; Burdensome Restrictions............     65
          5.1.18  Investment Companies; Regulated Entities...............     65
          5.1.19  Plans and Benefit Arrangements.........................     65
          5.1.20  Employment Matters.....................................     66
          5.1.21  Environmental Matters..................................     67
          5.1.22  Senior Debt Status.....................................     68
          5.1.23  Anti-Terrorism Laws....................................     68
    5.2   Continuation of Representations................................     70
    5.3   Updates to Schedules...........................................     70
6.  CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT..............     70
    6.1   First Loans and Letters of Credit..............................     70
          6.1.1   Officer's Certificate..................................     70
          6.1.2   Secretary's Certificate................................     71
          6.1.3   Delivery of Loan Documents.............................     71
          6.1.4   Opinion of Counsel.....................................     71
          6.1.5   Legal Details..........................................     72
          6.1.6   Payment of Fees........................................     72
          6.1.7   Consents...............................................     72
          6.1.8   Officer's Certificate Regarding MACs...................     72
          6.1.9   No Violation of Laws...................................     72
          6.1.10  No Actions or Proceedings; No Material Litigation......     72
          6.1.11  Other Requirements.....................................     73
    6.2   Each Additional Loan or Letter of Credit.......................     73
    6.3   Loans to Fund Acquisitions.....................................     73
7.  COVENANTS............................................................     73
    7.1   Affirmative Covenants..........................................     73
          7.1.1   Preservation of Existence, Etc.........................     73
          7.1.2   Payment of Liabilities, Including Taxes, Etc...........     74
          7.1.3   Maintenance of Insurance...............................     74
          7.1.4   Maintenance of Properties and Leases...................     74
          7.1.5   Maintenance of Patents, Trademarks, Etc................     74
          7.1.6   Visitation Rights......................................     75
          7.1.7   Keeping of Records and Books of Account................     75
          7.1.8   Plans and Benefit Arrangements.........................     75
          7.1.9   Compliance with Laws...................................     75
          7.1.10  Joinder of Guarantors and Borrowers....................     76

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
          7.1.11  Anti-Terrorism Laws....................................     76
          7.1.12  German and English Borrowers...........................     77
    7.2   Negative Covenants.............................................     78
          7.2.1   Indebtedness...........................................     78
          7.2.2   Liens..................................................     80
          7.2.3   Guaranties.............................................     80
          7.2.4   Loans and Investments..................................     80
          7.2.5   Dividends and Related Distributions....................     82
          7.2.6   Liquidations, Mergers, Consolidations, Acquisitions....     82
          7.2.7   Dispositions of Assets or Subsidiaries.................     84
          7.2.8   Affiliate Transactions.................................     85
          7.2.9   Subsidiaries...........................................     85
          7.2.10  Continuation of or Change in Business..................     86
          7.2.11  Plans and Benefit Arrangements.........................     86
          7.2.12  Fiscal Year............................................     86
          7.2.13  Issuance of Stock......................................     86
          7.2.14  Changes in Organizational Documents....................     86
          7.2.15  Maximum Leverage Ratio.................................     87
          7.2.16  Minimum Interest Coverage Ratio........................     87
          7.2.17  Receivables Entities and Timberland Note Monetization
                  Entities...............................................     87
    7.3   Reporting Requirements.........................................     88
          7.3.1   Quarterly Financial Statements.........................     88
          7.3.2   Annual Financial Statements............................     88
          7.3.3   Certificate of the Borrower............................     89
          7.3.4   Notice of Default......................................     89
          7.3.5   Notice of Litigation...................................     89
          7.3.6   Notice of Change in Debt Rating........................     89
          7.3.7   Certain Events.........................................     90
          7.3.8   Budgets, Forecasts, Other Reports and Information......     90
          7.3.9   Notices Regarding Plans and Benefit Arrangements.......     91
8.  DEFAULT..............................................................     92
    8.1   Events of Default..............................................     92
          8.1.1   Payments Under Loan Documents..........................     92
          8.1.2   Breach of Warranty.....................................     92
          8.1.3   Breach of Negative Covenants and Certain Affirmative
                  Covenants..............................................     92
          8.1.4   Breach of Other Covenants..............................     93
          8.1.5   Defaults in Other Agreements or Indebtedness...........     93
          8.1.6   Final Judgments or Orders..............................     93
          8.1.7   Loan Document Unenforceable............................     93

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
          8.1.8   Proceedings Against Assets.............................     93
          8.1.9   Notice of Lien or Assessment...........................     94
          8.1.10  Insolvency.............................................     94
          8.1.11  Events Relating to Plans and Benefit Arrangements......     94
          8.1.12  Cessation of Business..................................     94
          8.1.13  Change of Control......................................     95
          8.1.14  Involuntary Proceedings................................     95
          8.1.15  Voluntary Proceedings..................................     95
    8.2   Consequences of Event of Default...............................     96
          8.2.1   Events of Default Other Than Bankruptcy, Insolvency or
                  Reorganization Proceedings.............................     96
          8.2.2   Bankruptcy, Insolvency or Reorganization Proceedings...     96
          8.2.3   Set-off................................................     96
          8.2.4   Suits, Actions, Proceedings............................     97
          8.2.5   Application of Proceeds................................     97
9.  THE AGENT............................................................     98
    9.1   Appointment....................................................     98
    9.2   Delegation of Duties...........................................     98
    9.3   Nature of Duties; Independent Credit Investigation.............     98
    9.4   Actions in Discretion of Administrative Agent; Instructions
          From the Lenders...............................................     99
    9.5   Reimbursement and Indemnification of Administrative Agent by
          the Borrower...................................................     99
    9.6   Exculpatory Provisions; Limitation of Liability................    100
    9.7   Reimbursement and Indemnification of Administrative Agent by
          Lenders........................................................    101
    9.8   Reliance by Administrative Agent...............................    101
    9.9   Notice of Default..............................................    102
    9.10  Notices........................................................    102
    9.11  Lenders in Their Individual Capacities; Administrative Agent in
          its Individual Capacity........................................    102
    9.12  Holders of Notes...............................................    102
    9.13  Sharing of Payments............................................    103
    9.14  Successor Administrative Agent.................................    103
    9.15  Administrative Agent's Fee.....................................    104
    9.16  Availability of Funds..........................................    104
    9.17  Calculations...................................................    104
    9.18  No Reliance on Administrative Agent's Customer Identification
          Program........................................................    105
    9.19  Beneficiaries..................................................    105

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
10. MISCELLANEOUS........................................................    105
    10.1  Modifications, Amendments or Waivers...........................    105
          10.1.1  Increase of Commitment.................................    105
          10.1.2  Extension of Payment; Reduction of Principal Interest
                  or Fees................................................    106
          10.1.3  Release a Guarantor....................................    106
          10.1.4  Miscellaneous..........................................    106
    10.2  No Implied Waivers; Cumulative Remedies; Writing Required......    106
    10.3  Reimbursement and Indemnification of Lenders by the Borrower...    107
    10.4  Holidays.......................................................    107
    10.5  Funding by Branch, Subsidiary or Affiliate.....................    108
          10.5.1  Notional Funding.......................................    108
          10.5.2  Actual Funding.........................................    108
    10.6  Notices; Lending Offices.......................................    108
    10.7  Severability...................................................    109
    10.8  Governing Law..................................................    110
    10.9  Prior Understanding............................................    110
    10.10 Duration; Survival.............................................    110
    10.11 Successors and Assigns.........................................    110
    10.12 Confidentiality................................................    112
          10.12.1 General................................................    112
          10.12.2 Sharing Information With Affiliates of the Lenders.....    112
    10.13 Counterparts...................................................    113
    10.14 Administrative Agent's or Lender's Consent.....................    113
    10.15 Exceptions.....................................................    113
    10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.........................    113
    10.17 Certifications From Lenders and Participants...................    114
          10.17.1 Tax Withholding........................................    114
          10.17.2 USA Patriot Act........................................    115
    10.18 Nature of Foreign Borrower Obligations.........................    115
    10.19 Pledge of Foreign Loan Party Loans.............................    116

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES
SCHEDULE 1.1(A)   - PRICING GRID
SCHEDULE 1.1(B)   - COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(E)   - EXISTING LETTERS OF CREDIT
SCHEDULE 1.1(M)   - MATERIAL SUBSIDIARIES
SCHEDULE 1.1(P)   - PERMITTED LIENS
SCHEDULE 5.1.1    - DOMESTIC QUALIFICATIONS TO DO BUSINESS
SCHEDULE 5.1.2    - SUBSIDIARIES
SCHEDULE 5.1.6    - LITIGATION
SCHEDULE 5.1.12   - CONSENTS AND APPROVALS
SCHEDULE 5.1.14   - PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.
SCHEDULE 7.2.1    - PERMITTED INDEBTEDNESS
SCHEDULE 7.2.4    - EXISTING INVESTMENTS

EXHIBITS
EXHIBIT 1.1(A)    - ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)    - BORROWER JOINDER
EXHIBIT 1.1(G)(1) - GUARANTOR JOINDER
EXHIBIT 1.1(G)(2) - GUARANTY AGREEMENT
EXHIBIT 1.1(R)    - REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)    - SWING LOAN NOTE
EXHIBIT 2.4       - LOAN REQUEST
EXHIBIT 6.1.4     - OPINION OF COUNSEL
EXHIBIT 7.2.6     - ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 7.3.3     - QUARTERLY COMPLIANCE CERTIFICATE

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is dated as of April 29, 2010, and is made by and among P.H. GLATFELTER COMPANY, a Pennsylvania corporation ( the "COMPANY") and certain of its subsidiaries identified on the signature pages hereto (each a "BORROWER" and collectively, the "BORROWERS"), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the "ADMINISTRATIVE AGENT"), and, for the limited purpose of public identification in trade tables, PNC CAPITAL MARKETS LLC and CITIZENS BANK OF PENNSYLVANIA, as joint arrangers and joint bookrunners, and CITIZENS BANK OF PENNSYLVANIA, as syndication agent.

                                   WITNESSETH:

     WHEREAS, the Borrowers have requested the Lenders to provide a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $225,000,000; and

     WHEREAS, proceeds of the revolving credit facility shall be used for (1) refinancing existing Indebtedness, and (2) general corporate purposes; and

     WHEREAS, the Lenders are willing to provide such credit upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                             1. CERTAIN DEFINITIONS

          1.1 CERTAIN DEFINITIONS.

          In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

               2006 SENIOR NOTES shall mean the Company's 7 ?% senior notes, issued in 2006 and due May 1, 2016, in the aggregate principal amount of $200,000,000, guarantied by certain of the Loan Parties.

               2010 SENIOR NOTES shall mean the Company's 7 ?% senior notes, issued in 2010 and due May 1, 2016, in the aggregate principal amount of $100,000,000, guarantied by certain of the Loan Parties.

               ACCOUNTS RECEIVABLE FACILITY DOCUMENTS means all documentation entered into by the Company and its Subsidiaries, including, without limitation, the Receivables Entity, in connection with the sale or other transfer of accounts receivable and other related assets pursuant to a Permitted Accounts Receivable Program, as such documentation may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

               ADMINISTRATIVE AGENT shall have the meaning given to such term in the introductory paragraph hereof.

               ADMINISTRATIVE AGENT'S FEE shall have the meaning assigned to that term in Section 9.15.

               ADMINISTRATIVE AGENT'S LETTER shall have the meaning assigned to that term in Section 9.15.

               AFFILIATE as to any Person shall mean any other Person (i) which, directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the term "controlled by" and "under common control with") shall mean the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise, including the power to elect a majority of the directors of a corporation.

               AGREEMENT shall mean this Credit Agreement, as the same may be extended, renewed, amended, supplemented or restated from time to time, including all schedules and exhibits.

               ANTI-TERRORISM LAWS shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

               APPLICABLE COMMITMENT FEE RATE shall mean the percentage rate per annum at the indicated level of Debt Rating in the pricing grid on SCHEDULE 1.1(A) next to the line titled "Commitment Fee." The Applicable Commitment Fee Rate shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A).

               APPLICABLE MARGIN shall mean the percentage spread to be added to Euro-Rate under the Euro-Rate Option or to the Base Rate under the Base Rate Option at the indicated level of Debt Rating in the pricing grid on SCHEDULE 1.1(A) next to the line titled "Euro-Rate Spread" or "Base Rate Spread." The Applicable Margin shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A).

               ASSIGNMENT AND ASSUMPTION AGREEMENT shall mean an Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender and the Administrative Agent, as Administrative Agent and on behalf of the remaining Lenders, substantially in the form of EXHIBIT 1.1(A).

               AUGMENTING LENDER shall have the meaning assigned to such term in
Section 2.1.1.2.

               AUTHORIZED OFFICER shall mean those individuals, designated by written notice to the Administrative Agent from the Company, on behalf of all the Loan Parties, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Company, on behalf of all the Loan Parties, may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

               BASE RATE shall mean the greater of (i) the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged to commercial borrowers by the Administrative Agent, (ii) the Federal Funds Open Rate plus 0.5% per annum, or (iii) the Daily Euro-Rate plus 1.00% per annum.

               BASE RATE OPTION shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms and conditions set forth in
Section 3.1.1(i).

               BENEFIT ARRANGEMENT shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

               BLOCKED PERSON shall have the meaning assigned to such term in
Section 5.1.23.2.

               BORROWER shall have the meaning given to such term in the introductory paragraph hereto and shall include any Person required to join this Agreement pursuant to Section 7.2.9 or which elects to join this agreement as a Borrower and, in each case, executes a Borrower Joinder.

               BORROWER JOINDER shall mean a joinder by a Person as a Borrower under this Agreement and the other Loan Documents in substantially the form of
EXHIBIT 1.1(B).

               BORROWING DATE shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at the same or a different Interest Rate Option, which shall be a Business Day.

               BORROWING TRANCHE shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period and which are denominated either in Dollars or in the same Optional Currency shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

               BUSINESS DAY shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and (i) if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the Relevant Interbank Market, (ii) with respect to advances or payments of Loans or any other matters relating to Loans denominated in an Optional Currency, such day also shall be a day on which dealings in deposits in the relevant Optional Currency are carried on in the Relevant Interbank Market, and (iii) with respect to advances or payments of Loans denominated in an Optional Currency other than the Euro, such day shall also be a day on which all applicable banks into which Loan proceeds may be deposited are open for business and foreign exchange markets are open for business in the principal financial center of the country of such currency and in respect of Loans denominated in Euro shall be a TARGET Day.

               CANADIAN BORROWER shall mean any Borrower incorporated or otherwise organized under the laws of Canada or any province or territory thereof.

               CIP REGULATIONS shall have the meaning assigned to that term in
Section 9.18.

               CLOSING DATE shall mean the Business Day on which the first Loan shall be made, which shall be April ___, 2010 or, if all the conditions specified in Section 6 have not been satisfied or waived by such date, not later than April 30, 2010, as designated by the Company, on behalf of all Loan Parties, by at least five (5) Business Days' advance notice to the Administrative Agent at its Principal Office, or such other date as the parties agree. The closing shall take place at 10 a.m., Pittsburgh time, on the Closing Date at the offices of Buchanan Ingersoll & Rooney PC, Princeton, New Jersey, or at such other time and place as the parties agree.

               COMMERCIAL LETTER OF CREDIT shall mean any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

               COMMITMENT shall mean as to any Lender the aggregate of its Revolving Credit Commitment and, in the case of PNC Bank, its Swing Loan Commitment, and Commitments shall mean collectively, the Revolving Credit Commitments of all the Lenders and the Swing Loan Commitment of PNC Bank.

               COMMITMENT FEE shall have the meaning assigned to that term in
Section 2.3.

               COMMITMENT INCREASE AMOUNT shall have the meaning assigned to that term in Section 2.1.1.2.

               COMPANY shall have the meaning given to such term in the introductory paragraph hereto.

               COMPLIANCE CERTIFICATE shall have the meaning assigned to such term in Section 7.3.3.

               COMPUTATION DATE shall have the meaning assigned to such term in
Section 2.9.1.

               CONCERT ACQUISITION shall mean the acquisition by the Company of Glatfelter Falkenhagen GmbH (f/k/a Concert GmbH), Glatfelter Falkenhagen Holding GmbH (f/k/a Concert Europe GmbH), and Glatfelter Gatineau Ltee (f/k/a Concert Airlaid Ltd.) pursuant to the Share Purchase Agreement, dated as of January 4, 2010, among Brookfield Special Situations Management Limited (f/k/a Tricap Management Limited), the Company and Glatfelter Canada Inc.

               CONSIDERATION shall mean with respect to any Permitted Acquisition, the aggregate of (i) any cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, including without limitation any Guaranty given or incurred by any Loan Party in connection therewith, and (iii) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

               CONSOLIDATED ADJUSTED EBITDA shall mean, for any period, Consolidated EBITDA adjusted to include (without duplication) the pro forma effects of acquisitions and divestitures (not including timberland property sales) made during such period, excluding the EBITDA of divested Persons, but including historical EBITDA of acquired Persons to the extent the acquired EBITDA (i) has been audited by a nationally recognized independent certified public accountant, or another independent certified public accountant reasonably satisfactory to the Administrative Agent, (ii) is supported by a third party due diligence report delivered by a nationally recognized firm or otherwise in form and substance satisfactory to the Administrative Agent, (iii) is less than 15% of Consolidated EBITDA as determined as of the last day of the fiscal quarter immediately preceding the consummation of the acquisition (the "MOST RECENT QUARTER") (or the quarter immediately preceding the Most Recent Quarter if the applicable financial statements are not available for the Most Recent Quarter), or (iv) is approved by the Required Lenders. Any such adjustment to Consolidated EBITDA shall be made for four (4) fiscal quarters, starting with the fiscal quarter in which the transaction giving rise to such adjustment was consummated; provided that historical EBITDA of Persons acquired in connection with the Concert Acquisition shall be in the aggregate amount of $25,000,000.00, allocated $6,250,000.00 per fiscal quarter of the Company and its Subsidiaries, for four (4) fiscal quarters, starting with the fiscal quarter in which the Concert Acquisition was consummated.

               CONSOLIDATED EBITDA shall mean as of the end of any fiscal quarter: (i) EBITDA of the Company and its Subsidiaries on a consolidated basis for the immediately preceding four fiscal quarters, plus (without duplication)
(ii) the aggregate gain on sale of timberland properties, as determined in accordance with GAAP, made within the four immediately preceding fiscal quarters, net of any losses on such sales, provided that the amount of the net gain on sale of timberland properties included in the calculation of Consolidated EBITDA under this clause (ii) may not exceed 30% of the Consolidated EBITDA of the Company and its Subsidiaries for the immediately preceding four fiscal quarters (prior to including any gains from the sale of timberland properties), provided, further, that Consolidated EBITDA shall exclude non-recurring third party transaction costs relating to a Permitted Acquisition such as (x) legal expenses, third party due diligence costs, transaction advisory services, hedging costs and financing fees, if applicable, for the fiscal quarters during which the transactions giving rise to such non-recurring costs are consummated and (y) third party project management and integration management costs in an aggregate amount up to $5,000,000 incurred within one year of consummation of the transactions giving rise to such non-recurring costs, for the fiscal quarters during which such costs are incurred. The Company shall provide supporting invoices for the exclusions from Consolidated EBITDA described in the preceding clauses (x) and (y) upon request by the Administrative Agent.

               CONSOLIDATED TOTAL ASSETS shall mean, at any time, the total consolidated assets of the Company and its Subsidiaries measured as of the last day of the fiscal year ending on or prior to the date of determination, as determined in accordance with GAAP.

               CONSOLIDATED TOTAL DEBT shall mean all long and short term Indebtedness (but excluding Permitted Timberland Indebtedness and Permitted Additional Timberland Indebtedness to the extent such Indebtedness is structured similarly to Permitted Timberland Indebtedness as structured as of the Closing
Date).

               CONSOLIDATED TOTAL NET DEBT shall mean Consolidated Total Debt less U.S. domestic cash and cash equivalents in excess of $25,000,000 of U.S. domestic cash maintained or managed by a domestic branch of either a Lender or an Affiliate of a Lender, provided that for the purposes of calculating the Leverage Ratio, the maximum amount of U.S. domestic cash to be used to reduce Consolidated Total Debt shall be limited to $50,000,000.

               CONTAMINATION shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

               DAILY EURO-RATE means for any day, the rate per annum determined by the Administrative Agent by dividing (a) the Published Rate by (b) a number equal to 1.00 minus the Euro-Rate Reserve Percentage on such day.

               DEBT RATING shall mean the corporate credit rating of Standard & Poor's and the Issuer Rating of Moody's, in each case, of the Company.

               DECLINED SHARE shall have the meaning assigned to that term in
Section 2.1.1.2.

               DEFAULTING LENDER shall have the meaning assigned to that term in
Section 4.4.2.

               DESIGNATED CREDIT PARTIES means the Company and those Subsidiaries that are from time to time party to the Accounts Receivable Facility Documents.

               DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $ shall mean lawful money of the United States of America.

               DOLLAR EQUIVALENT shall mean, with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.

               DOLLAR EQUIVALENT REVOLVING FACILITY USAGE shall mean, at any time, the sum of the Dollar Equivalent of the principal amount of Revolving Credit Loans then outstanding and the principal amount of Swing Loans then outstanding and the Dollar Equivalent amount of Letters of Credit Outstanding.

               DOMESTIC GUARANTOR shall mean those Guarantors which are organized under the laws of the United States.

               DRAWING DATE shall have the meaning assigned to that term in
Section 2.11.3.2.

               EBITDA shall mean, for any period and any Person, net income (excluding gains and losses on sales of assets (with the exception of sales of timberland property noted in the definition of Consolidated EBITDA)) and non-cash pension income and non-cash pension expenses) plus income tax expense, interest expense (excluding Timberland Installment Sale Interest Expense), depreciation, amortization expense and any Permitted EBITDA Add Backs (if Consolidated EBITDA is being computed for the Company) of such Person.

               ENGLISH BORROWER shall mean any Borrower organized under the Laws of England and Wales.

               ENVIRONMENTAL COMPLAINT shall mean any written complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

               ENVIRONMENTAL LAWS shall mean all applicable federal, state, local and foreign Laws and any legally binding consent decrees, settlement agreements, judgments, orders or directives issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health or the environment; (iii) employee safety in the workplace as related to exposure to Regulated Substances; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (v) the presence of Contamination; (vi) the protection of endangered or threatened species; and
(vii) the protection of Environmentally Sensitive Areas.

               ENVIRONMENTALLY SENSITIVE AREA shall mean (i) any wetland as defined by applicable Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws; or
(v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

               EQUIVALENT AMOUNT shall mean, at any time, as determined by Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "REFERENCE CURRENCY") which is to be computed as an equivalent amount of another currency (the "EQUIVALENT Currency"), the amount of such Equivalent Currency converted from such Reference Currency at Administrative Agent's spot selling rate (based on the market rates then prevailing and available to Administrative Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.

               EQUIVALENT CURRENCY shall have the meaning assigned to such term in the definition of Equivalent Amount.

               ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

               ERISA GROUP shall mean, at any time, the Loan Parties and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Loan Parties, are treated as a single employer under Section 414 of the Internal Revenue Code.

               EURO shall refer to the lawful currency of the Participating Member States.

               EUROPEAN INTERBANK MARKET shall mean the European interbank market for Euro operating in Participating Member States.

               EURO-RATE shall mean, the following:

               (A) with respect to Dollar Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum)
(i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers' Association as an authorized information vendor for the purpose of displaying rates at which US Dollar deposits are offered by leading banks in the London interbank deposit market (an "ALTERNATE SOURCE"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for Dollars for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate with respect to Dollar Loans may also be expressed by the following formula:

                                        London interbank offered rate quoted by
                                        Bloomberg or appropriate successor as
                                        shown on

                            Euro-Rate = Bloomberg Page BBAM1
                                        ----------------------------------------
                                        1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

               (B) with respect to Optional Currency Loans in currency other than Euro comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by Administrative Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which deposits in the relevant Optional Currency are offered by leading banks in the Relevant Interbank Market), or the rate which is quoted by an Alternate Source, at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in the relevant Optional Currency for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the

Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:

                                        Relevant InterbankMarket offered rate
                                        quoted by Bloomberg or appropriate
                                        successor as shown on

                            Euro-Rate = Bloomberg Page BBAM1
                                        ----------------------------------------
                                        1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The Euro-Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.

               (C) with respect to Optional Currency Loans denominated in Euro comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by Administrative Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which deposits in Euro are offered by leading banks in the Relevant Interbank Market) or the rate which is quoted by an Alternate Source, at approximately 11:00 a.m., Brussels time, two (2) TARGET Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in Euro for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:

                                        London interbank offered rate quoted by
                                        Bloomberg or appropriate successor as
                                        shown on

                            Euro-Rate = Bloomberg Page BBAM1
                                        ----------------------------------------
                                        1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The Euro-Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.

               EURO-RATE OPTION shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms and conditions set forth in
Section 3.1.1(ii).

               EURO-RATE RESERVE PERCENTAGE shall mean as of any day the maximum percentage in effect on such day, (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES"); and (ii) to be maintained by a Lender as required for reserve liquidity, special deposit, or similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against (A) any category of liabilities that includes deposits by reference to which a Euro-Rate is to be determined, or (B) any category of extension of credit or other assets that includes Loans or Borrowing Tranches to which a Euro-Rate applies.

               EVENT OF DEFAULT shall mean any of the events described in
Section 8.1 and referred to therein as an "Event of Default."

               EXECUTIVE ORDER NO. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

               EXISTING LETTERS OF CREDIT shall mean those letters of credit issued by PNC Bank or another Lender prior to the Closing Date as described on
SCHEDULE 1.1(E) attached hereto; provided that the Loan Parties will cause those letters of credit issued by Lenders other than PNC Bank, as they expire, to be replaced by letters of credit issued by PNC Bank under Section 2.11.

               EXPIRATION DATE shall mean, with respect to the Revolving Credit Commitments, May 31, 2014.

               FACILITY SHARE shall mean for any Lender, the Revolving Credit Commitment of such Lender.

               FEDERAL FUNDS EFFECTIVE RATE for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

               FEDERAL FUNDS OPEN RATE for any day shall mean the rate per annum (based on a year of 360 days and the actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that date opposite the caption "OPEN" (or such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (an "ALTERNATIVE SOURCE") (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided, however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest for any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

               FOREIGN BORROWER shall mean those Borrowers which are organized under the laws of a jurisdiction other than the United States (or a political subdivision thereof).

               FOREIGN LOAN PARTY shall mean a Loan Party which is organized under the laws of a jurisdiction other than the United States (or a political subdivision thereof).

               FOREIGN SUBSIDIARY shall mean any Subsidiary which is organized under the laws of a jurisdiction other than the United States (or a political subdivision thereof).

               FOX RIVER OU3-5 ENVIRONMENTAL CHARGES EVENT shall mean the date on which both the following events shall have occurred:

          (i) the Loan Parties incur any charge described in the definition of "Permitted EBITDA Add Backs" related to the Fox River site, Wisconsin, OU3-5 (if the Loan Parties incur more than one such charge, this clause (i) refers only to the first such charge), and

          (ii) the Loan Parties incur Indebtedness to finance the payment of the charge referred to in clause (i) of this definition (if the Loan Parties incur Indebtedness on more than one occasion to finance such payment, this clause (ii) refers only to the first such incurrence).

               FOX RIVER OU3-5 RELATED DEBT shall mean the amount of Indebtedness referred to in clause (ii) of the definition of Fox River OU3-5 Environmental Charges Event.

               GAAP shall mean generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of
Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

               GERMAN BORROWER shall mean any Borrower organized under the Laws of Germany.

               GLAWSON NOTE shall mean a timberland installment sale note payable by GIC Investments LLC to GPW VA Timberlands (by contribution from Pulp
Wood) in the principal amount of $43,170,000.00.

               GOVERNMENTAL ACTS shall have the meaning assigned to that term in
Section 2.11.8.

               GPW VA TIMBERLANDS shall mean GPW Virginia Timberlands LLC, a Delaware limited liability company, a Non-Loan Party Subsidiary.

               GUARANTOR shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 7.1.10 and executes a Guarantor Joinder.

               GUARANTOR JOINDER shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in substantially the form of EXHIBIT 1.1(G)(1).

               GUARANTY of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

               GUARANTY AGREEMENT shall mean the Guaranty and Suretyship Agreement in substantially the form of EXHIBIT 1.1(G)(2) executed and delivered by each of the Guarantors.

               HEDGE LIABILITIES shall have the meaning given to such term in the definition of "Lender Provided Interest Rate Hedge".

               HISTORICAL STATEMENTS shall have the meaning assigned to that term in Section 5.1.8.1.

               INCREASING LENDER shall have the meaning assigned to that term in
Section 2.1.1.2.

               INDEBTEDNESS shall mean, without duplication, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) net reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due), (v) the outstanding amount of any Permitted Accounts Receivable Program, or (vi) any Guaranty of Indebtedness referred to in clauses (i) through (v) above.

               INSOLVENCY PROCEEDING shall mean, with respect to any Person, (i) a case, action or proceeding with respect to such Person (A) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (B) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

               INTERCOMPANY SUBORDINATION AGREEMENT shall mean the Intercompany Subordination Agreement dated as of even date herewith by the Loan Parties in favor of the Administrative Agent for the benefit of the Lenders.

               INTEREST PERIOD shall mean the period of time selected by the Company, on behalf of all the Borrowers, in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be (A) one, two, three or six Months if the Borrowers select the Euro-Rate Option, and (B) one or two Months with respect to any Loans made in any Optional Currency. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrowers are renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

               INTEREST RATE, CURRENCY AND COMMODITY HEDGE shall mean (i) an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreement, or (ii) a foreign exchange contract, currency swap agreement, futures contract, option contract, commodity hedge, synthetic cap or similar arrangement, in each case entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrowers, the Guarantor and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness and fluctuations in currency values and commodity prices, as the case may be, and not for speculative purposes.

               INTEREST RATE OPTION shall mean any Euro-Rate Option or Base Rate Option.

               INTERNAL REVENUE CODE shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

               ISSUING LENDER shall have the meaning assigned to that term in
Section 2.11.3.2.

               LABOR CONTRACTS shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

               LAW shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, legally enforceable opinion or release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body.

               LENDER-PROVIDED INTEREST RATE HEDGE shall mean an Interest Rate Hedge which is provided by any Lender and meets the following requirements: such Interest Rate Hedge (i) is documented in a standard International Swap Dealer Association Agreement, using a reasonable and customary method of calculating the reimbursable amount of the provider's credit exposure, and (ii) is entered into for hedging (rather than speculative) purposes. The liabilities of the Loan Parties to the provider of any Lender-Provided Interest Rate Hedge (the "HEDGE LIABILITIES") shall be "Obligations" hereunder, guaranteed obligations under the Guaranty Agreement and otherwise treated as Obligations for purposes of each of the other Loan Documents.

               LENDERS shall mean the financial institutions named on SCHEDULE 1.1(B), their respective successors and assigns as permitted hereunder and each Augmenting Lender joining this Agreement in accordance with the terms of Section
2.1.1.2 hereof, each of which is referred to herein as a Lender.

               LENDING OFFICE shall mean the office designated as such by a Lender on Schedule 1.1(B).

               LETTER OF CREDIT shall have the meaning assigned to that term in
Section 2.11.1.

               LETTER OF CREDIT BORROWING shall have the meaning assigned to such term in Section 2.11.3.4.

               LETTER OF CREDIT FEE shall have the meaning assigned to that term in Section 2.11.2.

               LETTERS OF CREDIT OUTSTANDING shall mean at any time the sum of
(i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations and Letter of Credit Borrowings.

               LEVERAGE RATIO shall mean, as of the end of any fiscal quarter, an amount equal to Consolidated Total Net Debt on such day divided by Consolidated Adjusted EBITDA for the four fiscal quarters ending on such date of determination.

               LIEN shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

               LLC INTERESTS shall have the meaning given to such term in
Section 5.1.2.

               LOAN DOCUMENTS shall mean this Agreement, the Notes, the Administrative Agent's Letter, the Guaranty Agreement, the Intercompany Subordination Agreement and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and LOAN DOCUMENT shall mean any of the Loan Documents.

               LOAN PARTIES shall mean the Borrowers and the Guarantors.

               LOAN REQUEST shall have the meaning given to such term in Section 2.4.1.

               LOANS shall mean, collectively, and LOAN shall mean, separately, all Revolving Credit Loans and Swing Loans, or any Revolving Credit Loan or Swing Loan.

               MATERIAL ADVERSE CHANGE shall mean any set of circumstances or events which (a) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Loan Parties taken as a whole, (b) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties, taken as a whole, to duly and punctually pay or perform their Indebtedness, or
(c) impairs materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

               MATERIAL EVENT OF DEFAULT shall mean any Event of Default described in any of the following Sections: 8.1.1 (provided that a Material Event of Default shall be deemed to occur upon any failure to pay principal, interest or Commitment Fees without regard to the grace period provided for in such Section 8.1.1), 8.1.3 (if such Event of Default arises because of a breach of Section 7.2.15 or 7.2.16), 8.1.4 (if such Event of Default arises because of a breach of Sections 7.3.1, 7.3.2 or 7.3.3), 8.1.10, 8.1.14, or 8.1.15.

               MATERIAL SUBSIDIARY means each Subsidiary of the Company which is identified on Schedule 1.1(M) as a "Material Subsidiary," and each other Subsidiary of the Company that has assets at such time, or revenues during the most recently ended fiscal year, comprising 5% or more of the consolidated assets of the Company and its Subsidiaries at such time, or of the consolidated revenues of the Company and its Subsidiaries during such Fiscal Year, as the case may be; provided, however, that notwithstanding the foregoing, "Material Subsidiary" shall exclude GPW VA Timberlands and each Monetization Entity so long as it remains in compliance with Section 7.2.17.

               MONETIZATION ENTITY shall have the meaning assigned to that term in Section 7.2.17.

               MONTH, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

               MOODY'S shall mean Moody's Investors Service, Inc. and its successors.

               MULTIPLE EMPLOYER PLAN shall mean a Plan which has two or more contributing sponsors (including the Loan Parties or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

               MULTIEMPLOYER PLAN shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Loan Parties or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

               NON-CONSENTING LENDER shall have the meaning assigned to that term in Section 10.1.

               NON-LOAN PARTY SUBSIDIARY shall mean a Subsidiary of the Company which is not required to be a Guarantor and has not opted to become a Borrower pursuant to Section 7.2.9.

               NOTES shall mean the Revolving Credit Notes and the Swing Note.

               NOTICES shall have the meaning assigned to that term in Section 10.6.

               OBLIGATION shall mean any obligation or liability of any of the Loan Parties to the Administrative Agent or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document. Obligations shall include the liabilities to any Lender under any Lender-Provided Interest Rate Hedge but shall not include the liabilities to other Persons under any other Interest Rate Hedge.

               OFFICIAL BODY shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

               OPTIONAL CURRENCY shall mean (i) the following lawful currencies:
Canadian dollars, British pounds sterling and the Euro, and (ii) any other currency approved by Administrative Agent and all of the Lenders pursuant to
Section 2.9.5.

               ORDER shall have the meaning assigned to such term in Section 2.11.9.

               ORIGINAL CURRENCY shall have the meaning assigned to such term in
Section 4.9.1.

               OTHER CURRENCY shall have the meaning assigned to such term in
Section 4.9.1.

               OTHER TAXES shall have the meaning assigned to such term in
Section 4.8.2.

               OVERNIGHT RATE shall mean for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market.

               PARTICIPATING MEMBER STATE shall mean any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

               PARTICIPATION ADVANCE shall mean, with respect to any Lender, such Lender's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.11.3.4.

               PARTNERSHIP INTERESTS shall have the meaning given to such term in Section 5.1.2.

               PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

               PERMITTED ACCOUNTS RECEIVABLE PROGRAM means an accounts receivables securitization program concluded pursuant to the Accounts Receivable Facility Documents and provided that (i) the aggregate principal amount thereof does not exceed $100,000,000, (ii) on the effective date of such program and after giving effect to such program and related transactions, there shall exist no Events of Default or Potential Defaults, and (iii) the Company shall have delivered to the Administrative Agent a certificate from a Responsible Officer certifying that the foregoing conditions have been met.

               PERMITTED ACQUISITIONS shall have the meaning assigned to such term in Section 7.2.6.

               PERMITTED ADDITIONAL TIMBERLAND INDEBTEDNESS shall mean Indebtedness incurred by GPW VA Timberlands or a Monetization Entity after the Closing Date in connection with its monetization of notes (other than the Glawson Note) received in connection with a Permitted Timberland Installment Sale, together with any refinancings, refundings, renewals or extensions thereof permitted under Section 7.2.1(xvi)(B).

               PERMITTED ADDITIONAL TIMBERLAND INTERCOMPANY INDEBTEDNESS shall mean intercompany Indebtedness incurred after the Closing Date in the form of debt securities issued by the Company to GPW VA Timberlands or another Monetization Entity (whether by contribution from Pulp Wood or through a comparable intercompany transaction), together with any refinancings, refundings, renewals or extensions thereof permitted under Section 7.2.1(xvi)(B).

               PERMITTED EBITDA ADD BACK shall mean, to the extent such charges are deducted in the computation of net income of the Loan Parties in their computation of EBITDA during the period specified, with appropriate adjustments for the tax effects of such add-backs, charges incurred by the Loan Parties in connection with environmental response and remediation, the presence of contamination, natural resource damages or reimbursement of the EPA for incurred costs at the Fox River site, Wisconsin, OU3-5, provided that the total amount of such charges incurred during the term of this Agreement may not exceed $20,000,000.00.

               PERMITTED INVESTMENTS shall mean:

                    (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                    (ii) shares of any money market mutual fund rated at least AAA by Standard & Poor's or at least Aaa by Moody's;

                    (iii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's on the date of acquisition;

                    (iv) demand deposits or time deposits maturing within one year from the date of creation, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender or with any domestic commercial bank whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's, or P-1 or the equivalent or better by Moody's, on the date of acquisition;

                    (v) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses
(iii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above;

                    (vi) in the case of any Foreign Borrower, (a) direct obligations of the sovereign nation (or any agency thereof) in which such Borrower is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (b) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (c) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors (or the parents of such obligors), which investments of obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (b) above but which are, in the reasonable judgment of the Company and the Borrowers, comparable in investment quality to such investments and obligors (or the parents of such obligors);

                    (vii) Interest Rate Hedges otherwise permitted hereunder;
and

                    (viii) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

               PERMITTED LIENS shall mean:

                    (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                    (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                    (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                    (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                    (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                    (vi) Liens, security interests and mortgages in favor of the Administrative Agent, for the benefit of the Lenders, securing the Obligations including liabilities under any Lender-Provided Interest Rate Hedge;

                    (vii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital and operating leases permitted in
Section 7.2.1 securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

                    (viii) Any Lien existing on the date of this Agreement and described on SCHEDULE 1.1(P), provided that no additional assets become subject to such Lien and the Indebtedness, if any, secured thereby is permitted under
Section 7.2.1;

                    (ix) Liens on tangible property (or any improvement thereon) acquired or constructed by the Company or any Subsidiary after the Closing Date to secure Indebtedness of the Company or such Subsidiary incurred in connection with such improvement, acquisition or construction; provided that:

                         (1) no such Lien shall extend to or cover any Property
other than the property (or improvement thereon) being acquired or constructed; and

                         (2) the principal amount of the Indebtedness secured by
any such Lien, together with the aggregate principal amount of all other Indebtedness secured by Liens on such Property, shall not exceed the lesser of
(A) an amount equal to the fair market value of such property so improved, acquired or constructed and (B) the cost to the Company or such Subsidiary of such property (or improvement thereon) so acquired or constructed.

                    (x) Purchase Money Security Interests;

                    (xi) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

               (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP;

               (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

               (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; and

               (4) Liens resulting from final judgments or orders described in
          Section 8.1.6;

                    (xii) Any Liens that arise or are deemed to arise under a Permitted Accounts Receivable Program, so long as they comply with Section 7.2.17;

                    (xiii) Bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposits in one or more accounts maintained by any Loan Party arising in the ordinary course of business from netting services, overdraft protection, cash management obligations and otherwise in connection with the maintenance of deposit, securities and commodities accounts;

                    (xiv) Liens securing Indebtedness (including Indebtedness in connection with or to finance a Permitted Acquisition, to the extent such Indebtedness is permitted under Section 7.2.1) and securing other obligations in an aggregate amount outstanding not to exceed $30,000,000.00 at any time; and

                    (xv) Liens on assets of GPW VA Timberlands or a Monetization Entity securing Permitted Timberland Indebtedness, as contemplated in Section 7.2.1(ix), or Permitted Additional Timberland Indebtedness, as applicable, as contemplated in Section 7.2.1(x), in each case complying with Section 7.2.17.

               PERMITTED TIMBERLAND INSTALLMENT SALE shall have the meaning assigned to such term in Section 7.2.7(vii).

               PERMITTED TIMBERLAND INDEBTEDNESS shall mean Indebtedness incurred by GPW VA Timberlands in connection with its monetization of the Glawson Note, which Indebtedness as of the Closing Date is in the form of a term loan from SunTrust Bank in the original principal amount of $36,700,000.00 secured by (a) the Glawson Note, (b) a letter of credit issued by Royal Bank of Scotland plc (or a replacement issuer of comparable credit quality), in the face amount of the Glawson Note plus assumed interest thereon, which letter of credit is collateralized from assets of the issuer of the Glawson Note and/or its affiliates (and not from assets of the Company or any of its Subsidiaries), (c) the Permitted Timberland Intercompany Indebtedness, and

(d) all or substantially all of the other assets of GPW VA Timberlands, together with any refinancings, refundings, renewals or extensions thereof permitted under Section 7.2.1(xvi)(B).

               PERMITTED TIMBERLAND INTERCOMPANY INDEBTEDNESS shall mean intercompany Indebtedness incurred prior to the Closing Date in the form of debt securities issued by the Company to GPW VA Timberlands (by contribution from Pulp Wood), together with any refinancings, refundings, renewals or extensions thereof permitted under Section 7.2.1(xvi)(B).

               PERSON shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

               PLAN shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

               PLEDGED COLLATERAL shall have the meaning given to such term in
Section 10.19.

               PLEDGED LOAN shall have the meaning given to such term in Section 10.19.

               PNC BANK shall mean PNC Bank, National Association, its successors and assigns.

               POTENTIAL DEFAULT shall mean any event or condition which with notice, passage of time, or both, would (unless cured or waived) constitute an Event of Default.

               PRINCIPAL OFFICE shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

               PRIOR SENIOR CREDIT FACILITY shall mean the credit facilities provided to the Borrowers pursuant to the terms of a Credit Agreement among the Borrowers, PNC Bank, National Association, as Administrative Agent, the Affiliates of Borrowers party thereto as guarantors, and various lending institutions party thereto, dated as of April 3, 2006, the Borrowers' obligations with respect to which are intended to be satisfied in full on the Closing Date with advances of Loans hereunder.

               PROHIBITED TRANSACTION shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

               PROPERTY shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

               PUBLISHED RATE means the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which Dollar deposits are offered by leading banks in the London interbank market for a one month period as published by another publication selected by the Administrative Agent).

               PULP WOOD means Glatfelter Pulp Wood Company, a Subsidiary of the Company that is a Guarantor.

               PURCHASE MONEY SECURITY INTEREST shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property, provided that such security interest does not encumber any asset not thereby purchased, and provided further that such security interest does not secure obligations in excess of such purchase price or deferred payments.

               PURCHASING LENDER shall mean a Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

               RECEIVABLES ENTITY shall have the meaning assigned to such term in Section 7.2.17.

               REFERENCE CURRENCY shall have the meaning assigned to such term in the definition of Equivalent Amount.

               REGULATED SUBSTANCES shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.

               REGULATION U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

               REIMBURSEMENT OBLIGATION shall have the meaning assigned to such term in Section 2.11.3.2.

               RELEVANT INTERBANK MARKET shall mean in relation to Euro, the European Interbank Market and, in relation to any other currency, the London interbank market.

               REPORTABLE EVENT shall mean a reportable event described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan (unless the 30-day notice requirement has been waived by the PBGC).

               REQUIRED LENDERS shall mean

               (i) prior to termination of the Revolving Credit Commitments, Lenders whose Facility Share aggregate at least 51% of the aggregate Facility Shares of all of the Lenders; and

               (ii) after termination of the Revolving Credit Commitments, any group of Lenders if the sum of the Loans, Reimbursement Obligations and Letter of Credit Borrowings of such Lenders then outstanding aggregates at least 51% of the total principal amount of all of the Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Administrative Agent and not a participating Lender if such Lender has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Lender to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

               REQUIRED ENVIRONMENTAL NOTICES shall mean all notices, reports, plans, forms or other filings which pursuant to Environmental Laws, Required Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained.

               REQUIRED ENVIRONMENTAL PERMITS shall mean all permits, licenses, bonds, consents, programs, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Property or which otherwise are required for the operations and business activities of the Borrowers or Guarantors.

               REQUIRED SHARE shall have the meaning assigned to such term in
Section 4.11.

               RESPONSIBLE OFFICER with respect to any Person, the chief executive officer, president, treasurer, or the chief or principal financial officer of such Person. Unless otherwise qualified, all references to "Responsible Officer" in this Agreement shall refer to a "Responsible Officer" of a Loan Party.

               RESTRICTED PAYMENT shall mean (i) any dividend or distribution by a Loan Party on or in respect of its capital stock or to the direct or indirect holders of its capital stock

(except dividends or distributions payable solely in such capital stock or in options, warrants or other rights to purchase such capital stock and except dividends or distributions payable to the Company or another Loan Party) or (ii) purchase, redemption or other acquisition or retirement for value of any capital stock of the Company or (iii) any payment on, purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity (other than regularly scheduled or required payments of principal), of any other Indebtedness that is subordinate or junior in right of payment to the Obligations.

               REVOLVING CREDIT COMMITMENT shall mean, as to each Lender at any time, the amounts initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and, thereafter, as such amounts may be amended, whether pursuant to Assignment and Assumption Agreements, increases or reductions in Revolving Credit Commitments provided for under the terms of the Agreement or otherwise, and REVOLVING CREDIT COMMITMENTS shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

               REVOLVING CREDIT LOANS shall mean, collectively, and REVOLVING CREDIT LOAN shall mean, separately, all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 or 2.11.3.

               REVOLVING CREDIT NOTES shall mean collectively and REVOLVING CREDIT NOTE shall mean separately all the Revolving Credit Notes of the Borrowers in substantially the form of EXHIBIT 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

               REVOLVING CREDIT RATABLE SHARE shall mean the proportion that a Lender's Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders.

               SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

               SETTLEMENT DATE shall mean any Business Day on which the Administrative Agent elects to effect settlement pursuant to Section 4.11.

               STANDARD & POOR'S shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

               STANDARD SECURITIZATION UNDERTAKINGS means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary thereof in connection with the Permitted Accounts Receivable Program which are reasonably customary in an accounts receivable securitization transaction at the time of consummation of such transaction.

               STANDBY LETTER OF CREDIT shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business, but excluding any Letter of Credit under which the stated amount of such Letter of Credit increases automatically over time.

               SUBSIDIARY of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a manager or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled by such Person or one or more of such Person's Subsidiaries.

               SUBSIDIARY SHARES shall have the meaning assigned to that term in
Section 5.1.2.

               SWING LOAN COMMITMENT shall mean PNC Bank's commitment to make Swing Loans to the Borrowers pursuant to Section 2.1.2 hereof in an aggregate principal amount up to $20,000,000.00.

               SWING LOAN NOTE shall mean the Swing Loan Note of the Borrowers in substantially the form of EXHIBIT 1.1(S) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

               SWING LOAN REQUEST shall mean a request for Swing Loans made in accordance with Section 2.4.2 hereof.

               SWING LOANS shall mean collectively and SWING LOAN shall mean separately all Swing Loans or any Swing Loan made by PNC Bank to the Borrowers pursuant to Section 2.1.2 hereof.

               TARGET2 shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007.

               TARGET DAY shall mean any day on which TARGET2 is open for the settlement of payment in Euro.

               TAXES shall have the meaning assigned to such term in Section 4.8.1.

               TIMBERLAND INSTALLMENT SALE INTEREST EXPENSE shall mean, for any period of the Company and its Subsidiaries, interest expense arising pursuant to Permitted Timberland Indebtedness or Permitted Additional Timberland Indebtedness (as determined and consolidated in accordance with GAAP).

               TRANSFEROR LENDER shall mean the selling Lender pursuant to an Assignment and Assumption Agreement.

               USA PATRIOT ACT shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

               WEBSITE POSTING shall have the meaning assigned to that term in
Section 10.6.

          1.2 CONSTRUCTION.

               Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

               1.2.1 NUMBER; INCLUSION.

               References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

               1.2.2 DETERMINATION.

               References to "determination" of or by the Administrative Agent or the Lenders shall be deemed to include good-faith estimates by the Administrative Agent or the Lenders (in the case of quantitative determinations) and good-faith judgment by the Administrative Agent or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

               1.2.3 ADMINISTRATIVE AGENT'S DISCRETION AND CONSENT.

               Whenever the Administrative Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

               1.2.4 DOCUMENTS TAKEN AS A WHOLE.

               The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan

Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

               1.2.5 HEADINGS.

               The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

               1.2.6 IMPLIED REFERENCES TO THIS AGREEMENT.

               Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

               1.2.7 PERSONS.

               Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

               1.2.8 MODIFICATIONS TO DOCUMENTS.

               Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

               1.2.9 FROM, TO AND THROUGH.

               Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including";

               1.2.10 SHALL; WILL.

               References to "shall" and "will" are intended to have the same meaning; and

               1.2.11 QUEBEC MATTERS.

               For purposes of any assets, liabilities or entities located in the Province of Quebec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) "personal property" shall include "movable property",
(b) "real property" or "real estate" shall include "immovable property", (c) "tangible property" shall include "corporeal property", (d) "intangible property" shall include "incorporeal property", (e) "security interest", "mortgage" and "lien" shall include a "hypothec", "right of retention", "prior claim" and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the Uniform Commercial Code or a Personal Property Security Act shall include publication under the Civil Code of Quebec, (g) all references to "perfection" of or "perfected" liens or security interest shall include a reference to an "opposable" or "set up" lien or security interest as against third parties, (h) any "right of offset", "right of setoff" or similar expression shall include a "right of compensation", (i) "goods" shall include "corporeal movable property" other than chattel paper, documents of title, instruments, money and securities, (j) an "agent" shall include a "mandatary",
(k) "construction liens" shall include "legal hypothecs"; (l) "joint and several" shall include "solidary"; (m) "gross negligence or willful misconduct" shall be deemed to be "intentional or gross fault"; (n) "beneficial ownership" shall include "ownership on behalf of another as mandatary"; (o) "easement" shall include "servitude"; (p) "priority" shall include "prior claim"; (q) "survey" shall include "certificate of location and plan"; (r) "state" shall include "province"; (s) "fee simple title" shall include "absolute ownership";
(t) "accounts" shall include "claims". The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux presentes confirment que c'est leur volonte que cette convention et les autres documents de credit soient rediges en langue anglaise seulement et que tous les documents, y compris tous avis, envisages par cette convention et les autres documents peuvent etre rediges en langue anglaise seulement.

          1.3 ACCOUNTING PRINCIPLES.

               Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Sections 7.2.15 and 7.2.16 (and all defined terms used in the definition of any accounting term used in Sections 7.2.15 and 7.2.16 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 7.3.2. If the Company notifies the Administrative Agent and the Lenders in writing ("NOTICE OF CHANGE IN GAAP") that the Company requests an amendment to any financial or accounting provision hereof to eliminate the effect of, or give effect to, any change occurring after the Closing Date to GAAP or in the application thereof on the operation of such financial or accounting provision, unless the Administrative Agent (on its behalf or as directed in writing by the Required Lenders) shall have objected ("GAAP OBJECTION NOTICE") to such request within 15 Business Days after receipt of such Notice of Change in GAAP, the relevant financial and accounting provisions shall be calculated in accordance with GAAP as in effect on the date of such Notice of Change in GAAP to the Administrative Agent and the Lenders and each Lender and the Administrative Agent hereby specifically consents to the implementation of such change hereunder upon the foregoing terms. In the event the Administrative Agent shall have delivered a GAAP Objection Notice to the Company, the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial or accounting provision in a manner that would give effect to such change hereunder determined in accordance with the Company's financial statements at that time; provided, further, that for purposes of the calculation of the financial covenants in Sections 7.2.15 and 7.2.16, the adjustments to income and expense of the Loan Parties (and any other adjustments) resulting from the promulgation of Statement of Financial Accounting Standards ("SFAS") No. 158 shall be disregarded.

                  2. REVOLVING CREDIT AND SWING LOAN FACILITIES

          2.1 REVOLVING CREDIT COMMITMENTS.

               2.1.1 REVOLVING CREDIT LOANS.

                    2.1.1.1 COMMITMENT.

               Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender holding any Revolving Credit Commitment severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date, provided that (i) after giving effect to each such Loan the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Lender shall not exceed such Lender's Revolving Credit Commitment minus such Lender's Revolving Credit Ratable Share of the Dollar Equivalent amount of Letters of Credit Outstanding, and (ii) no Revolving Credit Loan to which the Base Rate Option applies shall be made in an Optional Currency. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1. The Borrowers, jointly and severally, subject to Section 10.18 (if applicable), shall repay in full the outstanding principal amount of the Revolving Credit Loans, together with all accrued interest thereon and all fees and other amounts owing under any of the Loan Documents relating thereto on the Expiration Date or earlier termination of the Revolving Credit Commitments in connection with the terms hereof.

                    2.1.1.2 DISCRETIONARY COMMITMENT INCREASE.

               Provided that no Event of Default or Potential Default is then occurring or would be caused thereby, at any time prior to the Expiration Date and subsequent to the Closing Date, the Borrowers may request from time to time in writing to the Administrative Agent that the Revolving Credit Commitments be increased, by an amount being an integral multiple of $5,000,000.00 and in an aggregate amount not greater than $75,000,000.00, according to the following procedures:

                         (i) The Borrowers shall offer for a period of fifteen
(15) Business Days the existing Lenders the opportunity to participate in any such increased amount of the Revolving Credit Commitments (such increased amount being referred to as the

"COMMITMENT INCREASE AMOUNT") in accordance with each Lender's Revolving Credit Ratable Share (each participating Lender being referred to as an "INCREASING LENDER"). The existing Lenders shall be under no obligation to participate in any such Commitment Increase Amounts and any agreement by any Lender to so participate will be in the sole discretion of such Lender.

                         (ii) If any Lender declines to commit to its Revolving
Credit Ratable Share of any such Commitment Increase Amount (such declined portion of the Commitment Increase Amount being referred to as a "DECLINED SHARE"), then the Administrative Agent may join a new bank(s) or financial institution(s) to this Agreement, which shall be acceptable to the Borrowers, or the Borrowers may propose a new bank(s) or financial institution(s) which shall be approved by the Administrative Agent in its reasonable discretion without unreasonable delay (each such bank or financial institution, an "AUGMENTING LENDER"), or permit an Increasing Lender which has already agreed to commit to its Revolving Credit Ratable Share of any such Commitment Increase Amount, to commit to the Declined Share or portion thereof, with respect to any Augmenting Lender, in an amount of at least $5,000,000. Each Augmenting Lender committing to a Declined Share, or a portion thereof, shall join this Agreement as a Lender by entering into a bank joinder and assumption agreement in form and substance reasonably satisfactory to the Administrative Agent, setting forth the Revolving Credit Commitment of such Augmenting Lender, pursuant to which such Augmenting Lender will become a Lender as of the effective date thereof.

                         (iii) On the effective date of any increase in the
Revolving Credit Commitments as contemplated herein (A) each Increasing Lender and new Augmenting Lender shall make available to the Administrative Agent, for the benefit of the other Lenders, such amounts, in immediately available funds, as the Administrative Agent shall determine as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender's portion of the outstanding Revolving Credit Loans of all the Lenders to equal its Revolving Credit Ratable Share of the Revolving Credit Commitments (after giving effect to the increase in the Revolving Credit Commitments occasioned by the addition of the Increasing Lender(s) or Augmenting Lender(s), or both, as the case may be) and (B) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Credit Commitments (with such reborrowing to consist of Revolving Credit Loans subject to the same interest rate options provided herein, with related Interest Periods if applicable, specified in a notice delivered by the Borrowers in accordance with the requirements of Section 3.2). The deemed payments made pursuant to clause (B) of the immediately preceding sentence in respect of each Revolving Credit Loan to which a Euro-Rate Option applies shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 4.6.2 if the deemed payment occurs other than on the last day of the related Interest Periods. Upon the request of the Administrative Agent, the Borrowers shall execute and deliver to the Administrative Agent for the benefit of the Lenders any and all Notes and other documents, instruments, and agreements necessary or advisable in the reasonable judgment of the Administrative Agent to evidence or document the increase in the Revolving Credit Commitments, including any amendments hereto, and each of the Lenders and each of the Loan Parties hereby provides its consent hereto and thereto, and each Lender hereby authorizes the Administrative Agent, and each Loan Party hereby authorizes the Company, to execute any such documents, instruments, and agreements consistent with the terms of this Section on its behalf without the necessity of any further consent of any Lender or Loan Party.

               2.1.2 SWING LOAN COMMITMENT.

               Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC Bank may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the "SWING LOANS") to the Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $20,000,000.00 (the "SWING LOAN COMMITMENT"), provided that the aggregate principal amount of PNC Bank's Swing Loans and the Revolving Credit Loans of all the Lenders at any one time outstanding shall not exceed the Revolving Credit Commitments of all the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2.

          2.2 NATURE OF LENDERS' OBLIGATIONS WITH RESPECT TO REVOLVING CREDIT LOANS.

               Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 in accordance with its Revolving Credit Ratable Share. The aggregate Dollar Equivalent amount of each Lender's Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Revolving Credit Ratable Share of the Dollar Equivalent amount of Letters of Credit Outstanding. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

          2.3 COMMITMENT FEES.

               Accruing from the date hereof until the Expiration Date, the Borrowers agree to pay to the Administrative Agent in Dollars for the account of each Lender, as consideration for such Lender's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "COMMITMENT FEE") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 360 days, and actual days elapsed) on the average daily difference between the amount of (i) such Lender's Revolving Credit Commitment as the same may be constituted from time to time (for purposes of this computation, PNC Bank's Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment) and (ii) the sum of the Dollar Equivalent amount of such Lender's Revolving Credit Loans outstanding plus its Revolving Credit Ratable Share of the Dollar Equivalent amount of Letters of Credit Outstanding, in each case as determined during the preceding fiscal quarter (or shorter period commencing with the Closing Date or ending on the Expiration Date). All Commitment

Fees shall be payable quarterly in arrears on the first day of each July, October, January and April after the date hereof and on the Expiration Date or upon acceleration of the Loan.

          2.4 REVOLVING CREDIT LOAN REQUESTS.

               2.4.1 REVOLVING CREDIT LOAN REQUESTS.

               Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 3.2, by delivering to the Administrative Agent, not later than 10:30 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any such Loans and four
(4) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in an Optional Currency or the date of conversion to or renewal of the Euro-Rate Option for Revolving Credit Loans in an Optional Currency and (ii) on either the proposed Borrowing Date (which shall be a Business Day) with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of EXHIBIT 2.4 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "LOAN REQUEST"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans (expressed in the currency in which such Loans shall be funded) comprising each Borrowing Tranche, the Dollar Equivalent amount of which shall be in integral multiples of $100,000.00 and not less than $2,000,000.00 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $2,000,000.00 and the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the applicable Borrowing Tranche; (iv) the currency in which such Loans shall be funded if the Borrower is electing the Euro-Rate Option; and (v) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

               2.4.2 SWING LOAN REQUESTS.

               Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request PNC Bank to make Swing Loans by delivery to PNC Bank not later than 10:30 a.m. Pittsburgh time on the proposed Borrowing Date of a duly completed request therefor substantially in the form of
EXHIBIT 2.4 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "SWING LOAN REQUEST"), it being understood that PNC Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.

Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $500,000.00.

          2.5 MAKING REVOLVING CREDIT LOANS AND SWING LOANS; REVOLVING CREDIT NOTES AND SWING NOTES.

               2.5.1 MAKING REVOLVING CREDIT LOANS.

               Promptly after receipt by the Administrative Agent of a Loan Request pursuant to Section 2.4, the Administrative Agent shall notify the Lenders of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); (iii) the apportionment among the Lenders of such Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2; and (iv) the currency in which Revolving Credit Loan is requested. Each Lender shall remit the principal amount of each Revolving Credit Loan in the requested currency to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 6.2, fund such Revolving Credit Loans to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect, in its sole discretion, to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 9.16.

               2.5.2 MAKING SWING LOANS.

               So long as PNC Bank elects to make Swing Loans, PNC Bank shall, after receipt by it of a Swing Loan Request pursuant to Section 2.4.2, fund such Swing Loan to the Borrowers in Dollars and immediately available funds at the Principal Office prior to three (3) o'clock p.m. Pittsburgh time on the Borrowing Date.

          2.6 REVOLVING CREDIT NOTES.

               The obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Lender, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment of such Lender.

          2.7 SWING LOAN NOTE.

               The obligation of the Borrowers to repay the unpaid principal amount of the Swing Loans made to it by PNC Bank together with interest thereon shall be evidenced by the Swing Loan Note payable to the order of PNC Bank in a face amount equal to the Swing Loan Commitment.

          2.8 BORROWINGS TO REPAY SWING LOANS.

               PNC Bank may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC Bank so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make any Revolving Credit Loan if after giving effect thereto, the sum of the Dollar Equivalent amount of its Revolving Credit Loans plus such Lender's Revolving Credit Ratable Share of the Dollar Equivalent amount of Letters of Credit Outstanding exceeds its Revolving Credit Commitment. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4.1 without regard to any of the requirements of that provision. PNC Bank shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.8 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 6.2 are then satisfied) by the time PNC Bank so requests, which shall not be earlier than 3:00 p.m. Pittsburgh time on the next Business Day after the date the Lenders receive such notice from PNC Bank.

          2.9 UTILIZATION OF COMMITMENTS IN OPTIONAL CURRENCIES.

               2.9.1 PERIODIC COMPUTATIONS OF DOLLAR EQUIVALENT AMOUNTS OF REVOLVING CREDIT LOANS AND LETTERS OF CREDIT OUTSTANDING.

               The Administrative Agent will determine the Dollar Equivalent amount of (i) proposed Letters of Credit to be denominated in an Optional Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) Letters of Credit Outstanding denominated in an Optional Currency as of the last Business Day of each month, and (iii) outstanding Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) through (iii), a "COMPUTATION DATE").

               2.9.2 NOTICES FROM LENDERS THAT OPTIONAL CURRENCIES ARE UNAVAILABLE TO FUND NEW LOANS.

               The Lenders shall be under no obligation to make the Revolving Credit Loans requested by the Borrowers which are denominated in an Optional Currency if any Lender notifies the Administrative Agent by 5:00 p.m. (Pittsburgh time) four (4) Business Days prior to the Borrowing Date for such Revolving Credit Loans that such Lender cannot provide its Revolving Credit Ratable Share of such Revolving Credit Loans in such Optional Currency. In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the Borrowers no later than 12:00 noon (Pittsburgh time) three (3) Business Days prior to the Borrowing Date for such Revolving Credit Loans that the Optional Currency is not then available for such Revolving Credit Loans, and the Administrative Agent shall promptly thereafter notify the Lenders of the same and the Lenders shall not make such Revolving Credit Loans requested by the Borrowers under their Loan Request.

               2.9.3 NOTICES FROM LENDERS THAT OPTIONAL CURRENCIES ARE UNAVAILABLE TO FUND RENEWALS OF THE EURO-RATE OPTION.

               If the Borrowers deliver a Loan Request requesting that the Lenders renew the Euro-Rate Option with respect to an outstanding Borrowing Tranche of Revolving Credit Loans denominated in an Optional Currency, the Lenders shall be under no obligation to renew such Euro-Rate Option if any Lender delivers to the Administrative Agent a notice by 5:00 p.m. (Pittsburgh time) four (4) Business Days prior to the effective date of such renewal that such Lender cannot continue to provide Revolving Credit Loans in such Optional Currency. In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the Borrowers no later than 12:00 noon (Pittsburgh time) three (3) Business Days prior to the renewal date that the renewal of such Revolving Credit Loans in such Optional Currency is not then available, and the Administrative Agent shall promptly thereafter notify the Lenders of the same. If the Administrative Agent shall have so notified the Borrowers that any such continuation of such Revolving Credit Loans in such Optional Currency is not then available, any notice of renewal with respect thereto shall be deemed withdrawn, and such Loans shall be redenominated into Loans in Dollars at the Base Rate Option or Euro-Rate Option, at the Company's option on behalf of the Borrowers (subject, in the case of the Euro-Rate Option, to compliance with Section 2.4.), with effect from the last day of the Interest Period with respect to any such Loans. The Administrative Agent will promptly notify the Borrowers and the Lenders of any such redenomination, and in such notice, the Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Revolving Credit Loans in an Optional Currency as of the applicable Computation Date with respect thereto and such Lender's Revolving Credit Ratable Share thereof.

               2.9.4 EUROPEAN MONETARY UNION.

                    2.9.4.1 PAYMENTS IN EUROS UNDER CERTAIN CIRCUMSTANCES.

               If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Lenders shall so request in a notice delivered to the Borrowers, then any amount payable hereunder by any party hereto in such Optional Currency shall instead by payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a payment in an Optional Currency). Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any

Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency.

                    2.9.4.2 ADDITIONAL COMPENSATION UNDER CERTAIN CIRCUMSTANCES.

               The Borrowers agree, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Lender setting forth such Lender's determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrowers and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

               2.9.5 REQUESTS FOR ADDITIONAL OPTIONAL CURRENCIES.

               The Borrowers may deliver to the Administrative Agent a written request that Revolving Credit Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Optional Currency" herein provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the Relevant Interbank Market. The Administrative Agent will promptly notify the Lenders of any such request promptly after the Administrative Agent receives such request. The Administrative Agent and each Lender may grant or accept such request in their sole discretion. The Administrative Agent will promptly notify the Borrowers of the acceptance or rejection by the Administrative Agent and each of the Lenders of the Borrowers' request. The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and all of the Lenders approve of the Borrowers' request.

          2.10 USE OF PROCEEDS.

               The proceeds of the Revolving Credit Loans shall be used for (i) refinancing amounts outstanding under the Prior Senior Credit Facility, and (ii) general corporate purposes, including financing working capital and Permitted Acquisitions.

          2.11 LETTER OF CREDIT SUBFACILITY.

               2.11.1 ISSUANCE OF LETTERS OF CREDIT.

               The Borrowers may request the issuance of a letter of credit (each such letter of credit and each Existing Letter of Credit, a "LETTER OF CREDIT") on behalf of itself, another Loan Party or any of their respective Subsidiaries (provided that a Loan Party shall be the obligor with respect thereto) by delivering or having such other Loan Party deliver to the


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

Administrative Agent a completed application and agreement for letters of credit in such form as the Administrative Agent may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least four (4) Business Days, or such shorter period as may be agreed to by the Administrative Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be a Standby Letter of Credit or Commercial Letter of Credit and may be denominated in either Dollars or an Optional Currency. Subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.11, the Administrative Agent or any of the Administrative Agent's Affiliates will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than five (5) Business Days prior to the Expiration Date and providing that in no event shall (i) the Dollar Equivalent amount of Letters of Credit Outstanding exceed, at any one time, $20,000,000.00, or (ii) the Dollar Equivalent Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. The Existing Letters of Credit shall be deemed to have been issued hereunder.

               2.11.2 LETTER OF CREDIT FEES.

               The Borrowers shall pay in Dollars (i) to the Administrative Agent for the ratable account of the Lenders a fee (the "LETTER OF CREDIT FEE") equal to the Applicable Margin then in effect for Revolving Credit Loans subject to the Euro-Rate Option, per annum, and (ii) to the Administrative Agent, for its own account or the account of any applicable Issuing Lender, a fronting fee equal to 0.125% per annum (each computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Dollar Equivalent amount of Letters of Credit Outstanding during the preceding fiscal quarter (or shorter period commencing with the Closing Date or ending with the Expiration Date) and shall be payable quarterly in arrears commencing with the first day of each July, October, January and April following issuance of each Letter of Credit and on the Expiration Date. The Borrowers shall also pay to the Administrative Agent in Dollars for the Administrative Agent's sole account the Administrative Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Administrative Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

               2.11.3 DISBURSEMENTS, REIMBURSEMENT.

                    2.11.3.1 Immediately upon the issuance of each Letter of Credit (and with respect to the Existing Letters of Credit, on the Closing
Date), each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Administrative Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Revolving Credit Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                    2.11.3.2 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Administrative Agent will promptly notify the Borrowers. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Administrative Agent, for its benefit or the benefit of a Lender who has issued an Existing Letter of Credit (an "ISSUING LENDER"), as applicable, shall sometimes be referred to as a "REIMBURSEMENT OBLIGATION") the Administrative Agent in Dollars prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Administrative Agent under any Letter of Credit (each such date, a "DRAWING DATE") in an amount equal to the Dollar Equivalent amount so paid by the Administrative Agent or the applicable Issuing Lender. In the event the Borrowers fail to reimburse the Administrative Agent or the applicable Issuing Lender for the full Dollar Equivalent amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Lenders in Dollars under the Base Rate Option in an amount equal to the Dollar Equivalent amount of such drawing to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 6.2 other than any notice requirements. Any notice given by the Administrative Agent pursuant to this Section 2.11.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                    2.11.3.3 Each Lender shall upon any notice pursuant to
Section 2.11.3.2 make available to the Administrative Agent, for its benefit or the benefit of the applicable Issuing Lender, an amount in Dollars in immediately available funds equal to its Revolving Credit Ratable Share of the Dollar Equivalent amount of the drawing (whether or not the conditions set forth in Section 6.2 shall have been satisfied), whereupon the participating Lenders shall (subject to Section 2.11.3.4) each be deemed to have made a Revolving Credit Loan in Dollars under the Base Rate Option to the Borrowers in that amount. If any Lender so notified fails to make available in Dollars to the Administrative Agent for the account of the Administrative Agent or the applicable Issuing Lender the amount of such Lender's Revolving Credit Ratable Share of such Dollar Equivalent amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Administrative Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.11.3.3.

                    2.11.3.4 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.11.3.2, because of the Borrowers' failure to satisfy the conditions set forth in Section 6.2 other than any notice requirements or for any other reason, the Borrowers shall be deemed to have incurred from the Administrative Agent or the applicable Issuing Lender a borrowing (each a "LETTER OF CREDIT BORROWING") in Dollars in the Dollar Equivalent amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender's payment to the Administrative Agent pursuant to Section 2.11.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "PARTICIPATION ADVANCE" from such Lender in satisfaction of its participation obligation under this Section 2.11.3.

               2.11.4 REPAYMENT OF PARTICIPATION ADVANCES.

                    2.11.4.1 Upon (and only upon) receipt by the Administrative Agent or the applicable Issuing Lender for its account (as applicable) of immediately available funds from the Borrowers (i) in payment of any Letter of Credit Borrowing made by the Administrative Agent or the applicable Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Administrative Agent or the applicable Issuing Lender under such a Letter of Credit, the Administrative Agent or the applicable Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent or the applicable Issuing Lender, the amount of such Lender's Revolving Credit Ratable Share of such funds, except the Administrative Agent or the applicable Issuing Lender shall retain the amount of the Revolving Credit Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by Administrative Agent.

                    2.11.4.2 If the Administrative Agent or any Issuing Lender is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Administrative Agent or such Issuing Lender pursuant to Section 2.11.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent, for its account or the account of such Issuing Lender (as applicable), the amount of its Revolving Credit Ratable Share of any amounts so returned by the Administrative Agent or such Issuing Lender (as applicable) plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent or such Issuing Lender, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

               2.11.5 DOCUMENTATION.

               Each Loan Party agrees to be bound by the terms of the Administrative Agent's and each Issuing Lender's application and agreement for letters of credit and the Administrative Agent's and each Issuing Lender's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of its own gross negligence or willful misconduct, the Administrative Agent and each Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in


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

following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

               2.11.6 DETERMINATIONS TO HONOR DRAWING REQUESTS.

               In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Administrative Agent and each Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

               2.11.7 NATURE OF PARTICIPATION AND REIMBURSEMENT OBLIGATIONS.

               Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by
Section 2.11.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Administrative Agent or any Issuing Lender (as applicable) upon a draw under a Letter of Credit, subject to
Section 10.18 for the avoidance of doubt (if applicable), shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.11 under all circumstances, including the following circumstances:

                    (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent or any of its Affiliates, the Borrowers or any other Person for any reason whatsoever;

                    (ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1, 2.4, 2.5 or 6.2 or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.11.3;

                    (iii) any lack of validity or enforceability of any Letter of Credit;

                    (iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Administrative Agent or its Affiliates, any Issuing Lender or its Affiliates, or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                    (v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if the Administrative Agent or any of the Administrative Agent's Affiliates or any Issuing Lender or any of an Issuing Lender's Affiliates has been notified thereof;

                    (vi) payment by the Administrative Agent or any of its Affiliates or any Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                    (vii) the solvency of, or any acts of omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

                    (viii) any failure by the Administrative Agent or any of Administrative Agent's Affiliates or any Issuing Lender or any of an Issuing Lender's Affiliates to issue any Letter of Credit in substantially the form requested by any Loan Party, unless the Administrative Agent or such Issuing Lender (as applicable) has received written notice from such Loan Party of such failure within three Business Days after the Administrative Agent or such Issuing Lender (as applicable) shall have furnished such Loan Party a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

                    (ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

                    (x) any breach of this Agreement or any other Loan Document by any party thereto;

                    (xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

                    (xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

                    (xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                    (xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.


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

               2.11.8 INDEMNITY.

               In addition to amounts payable as provided in Section 9.5, the Borrowers hereby agree (subject to Section 10.18 for the avoidance of doubt, if applicable) to protect, indemnify, pay and save harmless the Administrative Agent and any of Administrative Agent's Affiliates and each Issuing Lender and any of the Issuing Lenders' respective Affiliates (collectively, the "LETTER OF CREDIT PARTIES"), that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which any of the Letter of Credit Parties may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a sole result of (i) the gross negligence or willful misconduct of any of the Letter of Credit Parties as determined by a final judgment of a court of competent jurisdiction or (ii) the wrongful dishonor by any of the Letter of Credit Parties of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

               2.11.9 LIABILITY FOR ACTS AND OMISSIONS.

               As between any Loan Party and the Administrative Agent, or the Administrative Agent's Affiliates, and between any Loan Party and an Issuing Lender, or such Issuing Lender's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Administrative Agent and each Issuing Lender shall not be responsible for any of the following including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Administrative Agent or the Administrative Agent's Affiliates, or the applicable Issuing Lender or such Issuing Lender's Affiliates, shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising


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

from causes beyond the control of the Administrative Agent or the Administrative Agent's Affiliates, or the applicable Issuing Lender or such Issuing Lender's Affiliates, as applicable, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Administrative Agent's or the Administrative Agent's Affiliates, or the applicable Issuing Lender or such Issuing Lender's Affiliates, rights or powers hereunder. Nothing in the preceding sentence shall relieve the Administrative Agent or any Issuing Lender from liability for the Administrative Agent's or such Issuing Lender's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Administrative Agent or the Administrative Agent's Affiliates, or the applicable Issuing Lender or such Issuing Lender's Affiliates, be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

               Without limiting the generality of the foregoing, the Administrative Agent, each Issuing Lender and each of their respective Affiliates (i) may rely on any oral or other communication believed in good faith by the Administrative Agent, such Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Administrative Agent, such Issuing Lender or such Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrative Agent, such Issuing Lender or such Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "ORDER") and honor any drawing in connection with any Letter of Credit that is the subject to such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

               In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Administrative Agent or the Administrative Agent's Affiliates, or the applicable Issuing Lender or such Issuing Lender's Affiliates, under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Administrative Agent or the Administrative Agent's Affiliates, or the applicable Issuing Lender or such Issuing Lender's Affiliates, under any resulting liability to the Borrowers or any Lender.


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

          2.12 CURRENCY REPAYMENTS.

               Notwithstanding anything contained herein to the contrary, the entire amount of principal of and interest on any Revolving Credit Loan made in an Optional Currency shall be repaid in the same Optional Currency in which such Loan was made, provided, however, that if it is impossible or illegal for the Borrowers to effect payment of a Revolving Credit Loan in the Optional Currency in which such Loan was made, or if the Borrowers default in their obligations to do so, the Required Lenders may at their option permit such payment to be made
(i) at and to a different location, subsidiary, affiliate or correspondent of Administrative Agent, (ii) in the Equivalent Amount of Dollars or (iii) in an Equivalent Amount of such other currency (freely convertible into Dollars) as the Required Lenders may solely at their option designate. Upon any events described in (i) through (iii) of the preceding sentence, the Borrowers shall make such payment, and the Borrowers agree to hold each Lender harmless from and against any loss incurred by any Lender arising from the cost to such Lender of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the Borrowers' obligations under this Section 2.12 shall survive termination of this Agreement.

          2.13 OPTIONAL CURRENCY AMOUNTS.

               Notwithstanding anything contained herein to the contrary, the Administrative Agent may, with respect to notices by the Borrowers for Revolving Credit Loans in an Optional Currency or voluntary prepayments of less than the full amount of an Optional Currency Borrowing Tranche, engage in reasonable rounding of the Optional Currency amounts requested to be loaned or repaid; and, in such event, the Administrative Agent shall promptly notify the Borrowers and the Lenders of such rounded amounts and the Borrowers' request or notice shall thereby be deemed to reflect such rounded amounts.

          2.14 REDUCTION OF COMMITMENT.

               The Company, on behalf of all Borrowers, shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Administrative Agent to permanently reduce, in whole multiples of $5,000,000 of principal, or terminate the Revolving Credit Commitments without penalty or premium, except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by (a) the payment in full of any Commitment Fee then accrued on the amount of such reduction or termination and
(b) prepayment of the Revolving Credit Notes, together with the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 4.6 hereof), to the extent that the Dollar Equivalent Revolving Facility Usage then outstanding exceeds the Revolving Credit Commitments as so reduced or terminated. From the effective date of any such reduction or termination the obligations of the Borrowers to pay the Commitment Fee pursuant to Section 2.3 shall correspondingly be reduced or cease.


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

                                3. INTEREST RATES

          3.1 INTEREST RATE OPTIONS.

               The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than eight (8) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate. Interest on the principal amount of each Loan made in an Optional Currency shall be paid by the Borrowers in such Optional Currency. Swing Loans shall bear interest at a rate to be agreed upon by the Administrative Agent and the Company, on behalf of all Borrowers.

               3.1.1 INTEREST RATE OPTIONS.

               The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Loans (subject to the provisions above regarding Swing Loans), except that no Loan to which a Base Rate shall apply may be made in an Optional Currency:

                    (i) Base Rate Option. A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                    (ii) Euro-Rate Option. A rate per annum (computed on the basis of a year of 360 days, as the case may be, and actual days elapsed), provided that, for Revolving Credit Loans made in an Optional Currency for which a 365-day basis is the only market practice available to the Administrative Agent, such rate shall be calculated on the basis of a year of 365 days for the actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

               3.1.2 RATE QUOTATIONS.

               The Borrowers may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the interest rates and the applicable currency exchange rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest or


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

the calculation of Equivalent Amounts which thereafter are actually in effect when the election is made.

          3.2 INTEREST PERIODS.

               At any time when the Borrowers shall select, convert to or renew a Euro-Rate Option, the Borrowers shall notify the Administrative Agent thereof by delivering a Loan Request at least four (4) Business Days prior to the effective date of such Interest Rate Option, with respect to an Optional Currency Loan, and three (3) Business Days prior to the effective date of such Interest Rate Option, with respect to a Loan denominated in Dollars. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

               3.2.1 AMOUNT OF BORROWING TRANCHE.

               The Dollar Equivalent amount of each Borrowing Tranche of Euro-Rate Loans shall be in integral multiples of $100,000.00 and not less than $2,000,000.00; and

               3.2.2 RENEWALS.

               In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

          3.3 INTEREST AFTER DEFAULT.

               To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

               3.3.1 LETTER OF CREDIT FEES, INTEREST RATE.

               The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.11.2 or Section 3.1, respectively, shall at the request of the Administrative Agent be increased, by 2.0% per annum; and

               3.3.2 OTHER OBLIGATIONS.

               Each other Obligation hereunder if not paid when due shall at the request of the Administrative Agent bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

               3.3.3 ACKNOWLEDGMENT.

               The Borrowers acknowledges that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Loans or other amounts have become


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

a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by the Borrowers upon demand by the Administrative Agent.

          3.4 EURO-RATE UNASCERTAINABLE; ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

               3.4.1 UNASCERTAINABLE.

               If on any date on which a Euro-Rate would otherwise be determined, the Administrative Agent shall have determined that:

                    (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

                    (ii) a contingency has occurred affecting the interbank eurodollar market relating to the Euro-Rate and reasonable and adequate means do not exist for ascertaining the Euro-Rate for such Interest Period, the Administrative Agent and Borrowers shall have the rights specified in Sections
3.4.3 and 4.4.2 (as applicable).

               3.4.2 ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

               If at any time any Lender shall have determined that:

                    (i) the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                    (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

                    (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency (as applicable) for the relevant Interest Period for a Loan, or to banks generally, to which a Euro-Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent and Borrowers shall have the rights specified in Sections
3.4.3 and 4.4.2 (as applicable).

               3.4.3 ADMINISTRATIVE AGENT'S AND LENDER'S RIGHTS.

               In the case of any event specified in Section 3.4.1 above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 3.4.2 above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and


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

certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a Euro-Rate Option or select an Optional Currency (as applicable) shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under
Section 3.4.1 and the Borrowers have previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 3.4.2, the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 4.6.2, as to any Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 4.4. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

          3.5 SELECTION OF INTEREST RATE OPTIONS.

               If the Borrowers fail to select a new Interest Period or Optional Currency to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2, the Borrowers shall be deemed to have converted or continued, as applicable, such Borrowing Tranche of Loans under the Euro-Rate Option for an Interest Period of one (1) month and, if required by the Administrative Agent, converted such Borrowing Tranche to a Loan in Dollars, as applicable, commencing upon the last day of the existing Interest Period.

          3.6 CANADIAN INTEREST ACT DISCLOSURE.

               For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

          3.7 CANADIAN USURY PROVISION.


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

               If any provision of this Agreement would oblige a Canadian Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of "interest" at a "criminal rate" (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Lender of "interest" at a "criminal rate", such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

     (i) first, by reducing the amount or rate of interest; and

     (ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

                                   4. PAYMENTS

          4.1 PAYMENTS.

               All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC Bank with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Loans in Dollars except that payments of principal or interest shall be made in the currency in which such Loan was made, and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an "account stated."


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

          4.2 PRO RATA TREATMENT OF LENDERS.

               Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Revolving Credit Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent's Fee and the fronting fee for Letters of Credit referred to in Section 2.11.2(ii)) or amounts due from the Borrowers hereunder to the Lenders with respect to the Loans, shall (except as provided in Section 3.4.3 in the case of an event specified in Sections 3.4, 4.4.2 or 4.6) be made in proportion to the applicable Loans outstanding from each Lender and, if no such Loans are then outstanding, in proportion to the Revolving Credit Ratable Share, as applicable of each Lender. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to PNC Bank.

          4.3 INTEREST PAYMENT DATES.

               Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first day of each July, October, January and April after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable in the currency in which such Loan was made on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 4.5 shall be made in the currency in which such Loan was made and shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable in the currency in which such Loan was made on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

          4.4 VOLUNTARY PREPAYMENTS.

               4.4.1 RIGHT TO PREPAY.

               The Borrowers shall have the right, at their option, from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 4.4.2 below or in Section 4.6) in the currency in which such Loan was made:

                    (i) at any time with respect to any Loan to which the Base Rate Option applies,

                    (ii) at any time with respect to any Loan in any Optional Currency, subject to Section 4.6.2,

                    (iii) at any time with respect to Loans to which a Euro-Rate Option applies, subject to Section 4.6.2, or


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

                    (iv) on the date specified in a notice by any Lender pursuant to Section 3.4 with respect to any Loan to which a Euro-Rate Option applies.

               Whenever the Borrowers desire to prepay any part of the Loans, the Company, on behalf of all Borrowers, shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. Pittsburgh time: (i) at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans made in Dollars and (ii) at least four (4) Business Days prior to the date of prepayment of any Loans in an Optional Currency, and (iii) on the date of prepayment of Swing Loans, in each case setting forth the following information:

               (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

               (y) the Borrowing Tranche designated for prepayment, if applicable; and

               (z) the total principal amount and currency of such prepayment, the Dollar Equivalent amount of which shall not be less than $500,000.00 for any Swing Loan or $1,000,000.00 for any Revolving Credit Loan or such lesser amount as may be outstanding.

               All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made in the currency in which such Loans was made. Except as provided in Section 3.4.3, if the Borrowers prepay a Loan but fails to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies, and then to Optional Currency Loans. Any prepayment hereunder shall be subject to the Borrowers' Obligation to indemnify the Lenders under Section 4.6.2. Revolving Credit Loan prepayments shall not result in an reduction of the Revolving Credit Commitments unless the Borrowers have elected to reduce such Revolving Credit Commitments pursuant to Section 2.14.

               4.4.2 REPLACEMENT OF A LENDER.

               In the event any Lender (any such Lender, a "DEFAULTING LENDER")
(i) gives notice under Section 2.9, 3.4 or 4.6.1, (ii) does not fund Revolving Credit Loans or otherwise fails to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due (unless the subject of a good faith dispute or unless such failure has been cured and all interest accruing as a result of such failure has been fully paid in accordance with the terms hereof), (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), deemed insolvent by an Official Body or the subject of a bankruptcy, receivership, conservatorship or insolvency proceeding, or (iv) becomes a Non-Consenting Lender pursuant to Section 10.1, then the Borrowers shall have the right at its option to prepay the Loans of such


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

Lender in whole, together with all interest accrued thereon, and terminate such Lender's Commitment within ninety (90) days after (x) receipt of such Lender's notice under Section 2.9, 3.4 or 4.6.1, (y) the date such Lender has failed to fund Revolving Credit Loans or otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due as contemplated in clause (ii) above, or (z) the date such Lender became subject to the control of an Official Body or any other event contemplated in clause (iii) or (iv) above occurs, as applicable; provided that the Borrowers shall also pay to such Lender at the time of such prepayment any amounts required under Section 4.6 and any accrued interest due on such amount and any related fees (except if a Lender is a Defaulting Lender as a result of the operation of clause (ii) or (iii) above, in which event such Lender shall be entitled to receive accrued interest only and not entitled to receive payment of any fees); provided, however, that the Revolving Credit Commitment of such Lender shall be provided by one or more of the remaining Lenders or a replacement financial institution acceptable to the Administrative Agent; provided, further, the remaining Lenders shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Administrative Agent may only be replaced subject to the requirements of Section 9.14 and provided that all Letters of Credit have expired or been terminated or replaced.

               4.4.3 CHANGE OF LENDING OFFICE.

               Each Lender agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.4.2 or 4.6.1 with respect to such Lender, it will if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.4.3 shall affect or postpone any of the Obligations of the Borrowers or any other Loan Party or the rights of the Administrative Agent or any Lender provided in this Agreement.

          4.5 MANDATORY PREPAYMENTS.

               4.5.1 CURRENCY FLUCTUATIONS.

               If on any Computation Date the sum of the Dollar Equivalent Revolving Facility Usage is greater than the Revolving Credit Commitments as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrowers of the same. The Borrowers shall pay or prepay the Revolving Credit Loans (subject to Borrowers' indemnity obligations contained in this Agreement, including, without limitation, under Section 4.6.2) or Swing Loans within three (3) Business Days after receiving such notice such that the sum of the Dollar Equivalent Revolving Facility Usage no longer exceeds the aggregate Revolving Credit Commitments.


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

               4.5.2 APPLICATION AMONG INTEREST RATE OPTIONS.

               All prepayments required pursuant to this Section 4.5 shall first be applied among the Interest Rate Options to the principal amount of the applicable Loans subject to the Base Rate Option, then to Dollar Loans denominated in Dollars and subject to a Euro-Rate Option and then to Loans of Optional Currencies subject to the Euro-Rate Option, and the Borrowers will be subject to the indemnity obligation set forth in Section 4.6.2.

          4.6 ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

               4.6.1 INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC.

               If any change in any Law or guideline or in any interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                    (i) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Lender or any Lending Office of any Lender, or

                    (ii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Lender, or (B) otherwise applicable to the obligations of any Lender or any Lending Office of any Lender under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender or its Lending Office with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Lender's capital, taking into consideration such Lender's customary policies with respect to capital adequacy) by an amount which such Lender in its sole discretion deems to be material, such Lender shall from time to time notify the Borrowers and the Administrative Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Lender to be necessary to compensate such Lender for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.


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

               4.6.2 INDEMNITY.

               In addition to the compensation required by Section 4.6.1, the Borrowers shall indemnify each Lender against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Lender to fund or maintain Loans subject to a Euro-Rate Option) which such Lender sustains or incurs as a consequence of any:

                    (i) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                    (ii) attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under
Section 2.4 or Section 3.2 or notice relating to prepayments under Section 4.4, or

                    (iii) default by the Borrowers in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

               If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.

          4.7 INTERBANK MARKET PRESUMPTION.

               For all purposes of this Agreement and each Note with respect to any aspects of the Euro-Rate, any Loan under the Euro-Rate Option or any Optional Currency, each Lender and Administrative Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the Relevant Interbank Market regardless of whether it did so or not; and, each Lender's and Administrative Agent's determination of amounts payable under, and actions required or authorized by, Section 4.6.2 shall be calculated, at each Lender's and Administrative Agent's option, as though each Lender and Administrative Agent funded each Borrowing Tranche of Loans under the Euro-Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the Euro-Rate applicable to such Loans, whether in fact that is the case.


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

          4.8 TAXES.

               4.8.1 NO DEDUCTIONS.

               All payments made to the Lenders and/or Administrative Agent by the Borrowers hereunder and under each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Lender and all income and franchise taxes that would not have been imposed but for such Lender having a past or present connection with a jurisdiction imposing such taxes other than entering into this Agreement and performing its obligations and enforcing its rights thereunder(all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES") unless such deduction is required by Law (and then subject to the following sentence). If the Borrowers shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable under such Note shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.8.1) each Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

               4.8.2 STAMP TAXES.

               In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "OTHER TAXES").

               4.8.3 INDEMNIFICATION FOR TAXES PAID BY A LENDER.

               The Borrowers shall indemnify each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.8.3) paid by any Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date a Lender makes written demand therefor, but in no event shall such indemnification be required to be made more than ten (10) Business Days before the date such Taxes or Other Taxes are due to the relevant taxing authority.

               4.8.4 CERTIFICATE.

               Within 30 days after the date of any payment of any Taxes by the Borrowers pursuant to Section 4.8, the Borrowers shall notify the Lenders thereof, and thereafter, if so requested by any Lender, furnish to each Lender, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof, if available, or, if not


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

available, another reasonable form of confirmation of such payment if it is requested by any Lender.

               4.8.5 EXCLUSIONS, ETC.

               Notwithstanding any other provision of this Agreement, if the forms provided pursuant to Section 10.17 by a Lender, assignee or participant at the time such Person first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Person provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that the term Taxes shall include United States withholding tax, if any, applicable with respect to an assignee or participant of a Lender only to the extent that, at the effective date of the agreement or other transaction pursuant to which such assignee or participant becomes a party to this Agreement, such Lender was entitled to payments under Section 4.8.1 in respect of United States withholding tax with respect to interest paid at such date. For any period with respect to which a Lender or assignee or participant of a Lender (or a financial institution through which such Lender, assignee or participant has directed any payment to be made) has failed to comply with Section 10.17, such Lender, assignee or participant shall not be entitled to indemnification under this Section 4.8 with respect to any Taxes imposed by reason of such failure.

               4.8.6 CHANGE OF LENDING OFFICE, ETC.

               Any Person claiming any additional amounts payable pursuant to this Section 4.8 agrees to use reasonable efforts (consistent with any legal and regulatory restrictions) to file any document or certificate reasonably requested by a Borrower or change the jurisdiction of its Lending Office with respect to this Agreement, if the filing of such document or certificate, or the making of such a change, would avoid the need for, or reduce the amount of, any such additional amounts pursuant to this Section 4.8 that may thereafter accrue.

               4.8.7 SURVIVAL.

               Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 4.8.1 through 4.8.4 shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

          4.9 JUDGMENT CURRENCY.

               4.9.1 CURRENCY CONVERSION PROCEDURES FOR JUDGMENTS.

               If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with


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normal banking procedures each Lender could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

               4.9.2 INDEMNITY IN CERTAIN EVENTS.

               The obligation of the Borrowers in respect of any sum due from the Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss. If the amount of the Original Currency so purchased is greater than the sum originally due to such Lender in the Original Currency, such Lender agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable
Law).

          4.10 NOTES.

               Upon the request of any Lender, the Loans made by such Lender may be evidenced by a Note (or Notes).

          4.11 SETTLEMENT DATE PROCEDURES.

               In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and PNC Bank may make Swing Loans as provided in Section 2.4.2 hereof during the period between Settlement Dates. Not later than 11:00 a.m., Pittsburgh time, on any Settlement Date, the Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "REQUIRED SHARE") as of such date. Prior to 1:00 p.m., Pittsburgh time, on such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent may at its option effect settlement on any Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 4.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date. The Administrative Agent may, at any time at its option, for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender's Ratable Share of the outstanding Revolving Credit Loans and, each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.


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          4.12 BORROWERS' AGENT.

               Each Borrower hereby designates the Company as its representative and agent (in such capacity, the "BORROWER AGENT") under the Loan Documents, including for requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, and requests for waivers. The Borrower Agent hereby accepts such appointment. The Administrative Agent and the Lenders may give any notice or communication with a Borrower hereunder to the Borrower Agent on behalf of such Borrower. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Borrower Agent shall be binding upon and enforceable against it.

                        5. REPRESENTATIONS AND WARRANTIES

          5.1 REPRESENTATIONS AND WARRANTIES.

               The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

               5.1.1 ORGANIZATION AND QUALIFICATION.

               Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the power to own or lease its properties necessary for its business and to engage in the business it presently conducts or as of the Closing Date proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each domestic jurisdiction listed on
SCHEDULE 5.1.1 as of the Closing Date or, if applicable, such later date as to which a version of such Schedule is updated in accordance with Section 5.3, and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where the failure to do so would result in a Material Adverse Change.

               5.1.2 SUBSIDIARIES.

               SCHEDULE 5.1.2 states as of the Closing Date or, if applicable, such later date as to which a version of such Schedule is updated in accordance with Section 5.3, the name of each of the Company's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "SUBSIDIARY SHARES") and the owners thereof if it is a corporation, its outstanding partnership interests (the "PARTNERSHIP INTERESTS") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC INTERESTS") if it is a limited liability company. The Borrowers and each Subsidiary of the Borrowers have good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear, in each case, of any Lien except for Permitted Liens which attach to the assets of such Person generally. All Subsidiary Shares, Partnership Interests and


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LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated as of the Closing
Date on SCHEDULE 5.1.2 or, if applicable, such later date as to which a version of such Schedule is updated in accordance with Section 5.3. As of the Closing Date each of the Material Subsidiaries of the Company is either a Borrower or a Guarantor.

               5.1.3 POWER AND AUTHORITY.

               Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

               5.1.4 VALIDITY AND BINDING EFFECT.

               This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally, general principles of equity (regardless of whether considered in a proceeding in equity or at law) or limiting the right of specific performance.

               5.1.5 NO CONFLICT.

               Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of such Loan Party, (ii) any applicable Law, in any material respect, or (iii) any agreement or instrument relating to Indebtedness which would result in a Material Adverse Change or any other material agreement or instrument or material order, writ, judgment, injunction or decree to which such Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of such


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Loan Party or any of its Subsidiaries (other than Liens, if any, granted under the Loan Documents and Permitted Liens).

               5.1.6 LITIGATION.

               Except as disclosed as of the Closing Date on SCHEDULE 5.1.6 or, if applicable, such later date as to which a version of such Schedule is updated in accordance with Section 5.3, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, overtly threatened against any Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate would result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which would result in any Material Adverse Change.

               5.1.7 TITLE TO PROPERTIES.

               Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases.

               5.1.8 FINANCIAL STATEMENTS.

                    5.1.8.1 HISTORICAL STATEMENTS.

                    The Company has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of December 31, 2007, 2008 and 2009 (collectively, "HISTORICAL STATEMENTS"). The Historical Statements were compiled from the books and records maintained by the Borrowers' management, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Company and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

                    5.1.8.2 ACCURACY OF FINANCIAL STATEMENTS.

                    As of the Closing Date, neither the Borrowers nor any Subsidiary of the Borrowers have any material liabilities that are not disclosed in the Historical Statements or in the notes thereto which would cause a Material Adverse Change. Since December 31, 2009, no Material Adverse Change has occurred.


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               5.1.9 USE OF PROCEEDS; MARGIN STOCK.

                    5.1.9.1 GENERAL.

                    The Loan Parties intend to use Letters of Credit and the proceeds of the Loans in accordance with Section 2.10.

                    5.1.9.2 MARGIN STOCK.

                    None of the Loan Parties or their Subsidiaries engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the United States Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the United States Federal Reserve System. Following application of the proceeds of each Loan or drawing under each Letter of Credit (if applicable), none of the Loan Parties or their Subsidiaries holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of the Loan Parties and their Subsidiaries on a consolidated basis are or will be represented by margin stock.

               5.1.10 FULL DISCLOSURE.

               Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished in writing to the Administrative Agent or any Lender in connection herewith or therewith, contains any material misstatement of fact or omits to state any material fact necessary to make the statements contained herein and therein, in light of the circumstances under which they were made, not materially misleading; provided that with respect to projected financial information or any information concerning future proposed and intended activities of the Company and its Subsidiaries, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections and information are forward looking statements which by their nature are subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties' control, and that actual results may differ, perhaps materially, from those expressed or implied in such forward looking statements, and no assurance can be given that the projections will be realized).

               5.1.11 TAXES.

               All federal income tax returns and all other material federal, state, local and other material tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that


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such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

               5.1.12 CONSENTS AND APPROVALS.

               No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed as of the Closing Date on SCHEDULE 5.1.12 or, if applicable, such later date as to which a version of such Schedule is updated in accordance with Section 5.3, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on SCHEDULE 5.1.12.

               5.1.13 NO EVENT OF DEFAULT; COMPLIANCE WITH INSTRUMENTS.

               No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents where such violation would constitute a Material Adverse Change.

               5.1.14 PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.

               Each Loan Party and each Subsidiary of each Loan Party owns or possesses, or has the right to use, all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary as of the Closing Date, without known possible, alleged or actual conflict with the rights of others. All patents, trademarks, service marks, trade names and copyrights of each Loan Party and each Subsidiary of each Loan Party the absence of which, individually or collectively, would result in a Material Adverse Change are listed and described on SCHEDULE 5.1.14.

               5.1.15 INSURANCE.

               The Loan Parties maintain insurance with reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.


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               5.1.16 COMPLIANCE WITH LAWS.

               The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.21) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently, or intends as of the Closing Date to be, doing business except where the failure to do so would not constitute a Material Adverse Change.

               5.1.17 MATERIAL CONTRACTS; BURDENSOME RESTRICTIONS.

               No default exists, in any material respect, on the part of any Loan Party, with respect to any of the material contracts filed or incorporated by reference in the Company's Annual Report on form 10-K for the fiscal year ended December 31, 2009. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which would result in a Material Adverse Change.

               5.1.18 INVESTMENT COMPANIES; REGULATED ENTITIES.

               None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

               5.1.19 PLANS AND BENEFIT ARRANGEMENTS.

               Except to the extent that a Material Adverse Change would not result therefrom:

                    (i) The Loan Parties are in compliance in all respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Loan Parties, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any liability of the Loan Parties. The Loan Parties and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Loan Parties and each other member of the ERISA Group (i) have fulfilled their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC (other than the payment of premiums due in the ordinary course of business), and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA. All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.


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                    (ii) To the best of the Loan Parties' knowledge, each
Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                    (iii) Neither the Loan Parties nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                    (iv) No event requiring notice to the PBGC under Section 303(k)(4) of ERISA has occurred or is reasonably expected to occur with respect to any Plan.

                    (v) The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan as reflected on such financial statements.

                    (vi) Neither the Loan Parties nor any other member of the ERISA Group has incurred or reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Loan Parties nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Loan Parties, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                    (vii) To the extent that any Benefit Arrangement is insured, the Loan Parties have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Loan Parties have made when due all contributions required to be paid for all periods through the Closing Date.

                    (viii) All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

               5.1.20 EMPLOYMENT MATTERS.

               Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except where the failure to comply would not constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or, to the knowledge of any Loan Party, threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change. The


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Borrowers have delivered to the Administrative Agent true and correct copies of each of the Labor Contracts (excluding individual employment contracts with individual employees).

               5.1.21 ENVIRONMENTAL MATTERS.

               Except (i) as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including Note 21 to the Consolidated Financial Statements, to the extent that reserves have been set aside as set forth in such statements, and provided that such matters would not result in a Material Adverse Change, or (ii) except to the extent that a Material Adverse Change would not result therefrom:

                    (i) None of the Loan Parties has received, or has been overtly threatened with, any Environmental Complaint, whether directed or issued to such Loan Party or relating or pertaining to any prior owner, operator or occupant of the Property.

                    (ii) No activity of any Loan Party at the Property is being or has been conducted in violation of any Environmental Law or Required Environmental Permit and to the knowledge of any Loan Party, no activity of any prior owner, operator or occupant of the Property was conducted in violation of any Environmental Law.

                    (iii) To the knowledge of the Loan Parties, there are no Regulated Substances present on, in, under, or emanating from, or to any Loan Party's knowledge emanating to, the Property or any portion thereof which result in Contamination.

                    (iv) Each Loan Party has all Required Environmental Permits and all such Required Environmental Permits are in full force and effect.

                    (v) Each Loan Party has submitted to an Official Body and/or maintains, as appropriate, all Required Environmental Notices.

                    (vi) No structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks located on the Property contain or use, except in compliance with Environmental Laws and Required Environmental Permits, Regulated Substances or otherwise are operated or maintained except in compliance with Environmental Laws and Required Environmental Permits.

                    (vii) No portion of the Property is identified or to the knowledge of any Loan Party, proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by an Official Body, nor to the knowledge of any Loan Party is any portion of any property adjoining or in the near proximity of such portion of the Property identified or proposed to be identified on any such list.

                    (viii) No lien or other encumbrance authorized by Environmental Laws exists against the Property and the Loan Parties have no reason to believe that such a lien or encumbrance will be imposed.


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               5.1.22 SENIOR DEBT STATUS.

               The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures Indebtedness or other obligations of any Person except for Permitted Liens.

               5.1.23 ANTI-TERRORISM LAWS.

                    5.1.23.1 GENERAL.

                    None of the Loan Parties nor or any Subsidiaries of any Loan Party (or to its knowledge any Affiliate of any Loan Party), is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                    5.1.23.2 ANTI-MONEY LAUNDERING.

                    (i) The Loan Parties acknowledge that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and "know your client" Laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, "AML LEGISLATION"), the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding the Loan Parties, their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. The Loan Parties shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assign or participant of a Lender or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

                    (ii) If the Administrative Agent has ascertained the identity of the Loan Parties or any authorized signatories of the Loan Parties for the purposes of applicable AML Legislation, then the Administrative Agent:

               (a) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a "written agreement" in such regard between each Lender and the Administrative Agent within the meaning of applicable AML Legislation; and

               (b) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.


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                    Notwithstanding the preceding sentence and except as may
otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Loan Parties or any such authorized signatory in doing so.

                    5.1.23.3 EXECUTIVE ORDER NO. 13224.

                    None of the Loan Parties, nor or any Subsidiaries of any Loan Party (or to its knowledge any Affiliate of any Loan Party or, to the knowledge of any Loan Party, their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder), is any of the following (each a "BLOCKED PERSON"):

                    (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                    (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                    (iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                    (iv) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

                    (v) a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

                    (vi) a person or entity who is affiliated or associated with a person or entity listed above.

                    No Loan Party or, to the knowledge of any Loan Party, any of its agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.


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          5.2 CONTINUATION OF REPRESENTATIONS.

               The Loan Parties make the representations and warranties in this
Section 5 on the date hereof and on the Closing Date and each date thereafter on which a Loan is made or a Letter of Credit is issued as provided in and subject to Sections 2 and 6.

          5.3 UPDATES TO SCHEDULES.

               The Company, on behalf of all Loan Parties, shall, at the time of delivery of the financial statements required pursuant to Section 7.3.2 and the related Compliance Certificate of the Company, provide to the Administrative Agent in writing such revisions or updates to the Schedules attached hereto pursuant to Section 5 as may be necessary or appropriate to update or correct same; provided that, in the case the Company reasonably determines that any such
Schedule is incorrect in any respect which is material (whether material to the Schedule itself, taken as a whole and in the context of the related representations and warranties, or otherwise material), the Company, on behalf of all Loan Parties, shall promptly revise or update same in advance of delivery of such financial statements and Compliance Certificate; and provided further that no such Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders shall have accepted in writing such revisions or updates to such Schedule. References to a particular Schedule in this Agreement shall be deemed to refer to the most recent updated version of such Schedule, once so accepted.

           6. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

               The obligation of each Lender to make Loans and of the Administrative Agent to issue Letters of Credit hereunder is subject to the satisfaction of the following conditions:

          6.1 FIRST LOANS AND LETTERS OF CREDIT.

               On the Closing Date:

               6.1.1 OFFICER'S CERTIFICATE.

               The representations and warranties of each of the Loan Parties contained in Section 5 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date in all material respects with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of the Company


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on behalf of each of the Loan Parties (other than the German Borrowers which shall comply with Section 7.1.12), dated the Closing Date and signed by a Responsible Officer of the Company on behalf of each of the Loan Parties, to each such effect.

               6.1.2 SECRETARY'S CERTIFICATE.

               There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties (other than the German Borrowers and the English Borrowers, which shall comply with Section 7.1.12), certifying as appropriate as to:

                    (i) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely;

                    (ii) copies of resolutions of the board of directors or comparable managing body approving and adopting the Loan Documents, the transactions contemplated therein and authorizing the execution, delivery and performance thereof, certified by the Secretary (or equivalent) and, as to the authority of such Secretary (or equivalent), an Authorized Officer, of each Loan Party as of the Closing Date to be true and correct as of such date; and

                    (iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office (to the extent such documents are filed in a state office) together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.

               6.1.3 DELIVERY OF LOAN DOCUMENTS.

               The Guaranty Agreement shall have been duly executed and delivered to the Administrative Agent for the benefit of the Lenders.

               6.1.4 OPINION OF COUNSEL.

                    (i) There shall be delivered to the Administrative Agent for the benefit of each Lender a written opinion of counsel to each of the Loan Parties (other than counsel for the German Borrowers and the English Borrowers; opinions of such counsel shall be delivered in accordance with Section 7.1.12), including Shearman & Sterling LLP, dated the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent and its counsel as to the matters set forth in EXHIBIT 6.1.4.


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               6.1.5 LEGAL DETAILS.

               All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and said counsel, as the Administrative Agent or said counsel may reasonably request.

               6.1.6 PAYMENT OF FEES.

               The Borrowers shall have paid or caused to be paid to the Administrative Agent for itself and for the account of the Lenders, as appropriate, to the extent not previously paid all commitment and other fees accrued through the Closing Date and the costs and expenses for which the Administrative Agent and the Lenders are entitled to be reimbursed.

               6.1.7 CONSENTS.

               All material consents required to effectuate the transactions contemplated hereby as set forth on SCHEDULE 5.1.12 shall have been obtained.

               6.1.8 OFFICER'S CERTIFICATE REGARDING MACS.

               Since December 31, 2009, no Material Adverse Change shall have occurred; and there shall have been delivered to the Administrative Agent for the benefit of each Lender a certificate dated the Closing Date and signed by a Responsible Officer of the Company to such effect.

               6.1.9 NO VIOLATION OF LAWS.

               The making of the Loans and the issuance of the Letters of Credit shall not contravene any material Law applicable to any Loan Party.

               6.1.10 NO ACTIONS OR PROCEEDINGS; NO MATERIAL LITIGATION.

               No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby. No litigation, which if adversely decided would reasonably be expected to result in a Material Adverse Change, shall have been instituted or overtly threatened against any of the Loan Parties, except for unresolved environmental matters disclosed in the Company's Annual Report Form 10-K for the fiscal year ended December 31, 2009, including Note 21 to the Consolidated Financial Statements.


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               6.1.11 OTHER REQUIREMENTS.

               The Loan Parties shall have delivered evidence of insurance complying with Section 7.1.3, the Administrative Agent shall be satisfied as to the amount and nature of all tax, ERISA, employee retirement benefit and other contingent liabilities to which the Loan Parties may be subject, and the Prior Senior Credit Facility shall have been terminated and satisfied in form and substance reasonably satisfactory to the Administrative Agent.

          6.2 EACH ADDITIONAL LOAN OR LETTER OF CREDIT.

               At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 5 and in the other Loan Documents shall be true in all material respects on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and the Borrowers shall have delivered to the Administrative Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

          6.3 LOANS TO FUND ACQUISITIONS.

               In connection with the making of any Loan or issuance of any Letter of Credit to finance any Permitted Acquisition, the Company shall comply with Section 7.2.6 and, if applicable, deliver any updates to disclosure schedules required by Section 5.3.

                                  7. COVENANTS

          7.1 AFFIRMATIVE COVENANTS.

               The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations (other than non-assessed contingent reimbursement obligations) under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

               7.1.1 PRESERVATION OF EXISTENCE, ETC.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except (i) as


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otherwise expressly permitted in Section 7.2.6 or (ii) except to the extent the failure to do so would not be reasonably expected to result in a Material Adverse Change.

               7.1.2 PAYMENT OF LIABILITIES, INCLUDING TAXES, ETC.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all material liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all material taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such material liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such material liabilities would result in a Material Adverse Change, provided that the Loan Parties and their Subsidiaries will pay all such material liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

               7.1.3 MAINTENANCE OF INSURANCE.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

               7.1.4 MAINTENANCE OF PROPERTIES AND LEASES.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof, except, in each case, where the failure to do so would not reasonably be expected to result in a Material Adverse Change.

               7.1.5 MAINTENANCE OF PATENTS, TRADEMARKS, ETC.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations deemed necessary by such Loan Party for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.


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               7.1.6 VISITATION RIGHTS.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent, or any of the Lenders through the Administrative Agent, to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times during normal business hours and as often as any of the Lenders may reasonably request, provided that the Administrative Agent or the applicable Lender, through the Administrative Agent, shall provide the Borrowers with reasonable notice prior to any visit or inspection, and provided further that if no Event of Default or Potential Default has occurred and is continuing, such visits and inspections shall be limited to no more frequently than once per fiscal year. In the event any Lender desires to visit and inspect the properties of any Loan Party as provided in this Section, such Lender shall make reasonable efforts to ensure that such visit and inspection is conducted contemporaneously with any visit and inspection to be performed by the Administrative Agent.

               7.1.7 KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

               The Borrowers shall, and shall cause each Subsidiary of the Borrowers to, maintain and keep proper books of record and account which enable the Borrowers and their Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrowers or any Subsidiary of the Borrowers, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

               7.1.8 PLANS AND BENEFIT ARRANGEMENTS.

               The Loan Parties shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Loan Parties shall cause all of their Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

               7.1.9 COMPLIANCE WITH LAWS.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section
7.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.


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               7.1.10 JOINDER OF GUARANTORS AND BORROWERS.

               Any Material Subsidiary of the Borrowers which is required to join this Agreement as a Guarantor or any Subsidiary which elects to join this Agreement as a Borrower pursuant to Section 7.2.9 shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder or Borrower Joinder, as applicable, pursuant to which it shall join as a Guarantor or Borrower each of the Loan Documents to which the Guarantors or Borrowers are parties; and (ii) documents in substantially the forms described in Sections 6.1.1 through 6.1.4 and 6.1.7 (or, in the case of an English Borrowers, Sections 6.1.1 through 6.1.3, 7.1.12 and 6.1.7; or, in the case of a German Borrower, Sections 7.1.12 and 6.1.7), modified as appropriate to relate to such Material Subsidiary. The Loan Parties shall deliver such items referred to in the preceding clauses (i) and (ii) to the Administrative Agent (a) in connection with the formation of a domestic Material Subsidiary, within ten (10) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation, (b) in connection with the formation of a Material Subsidiary that is a Foreign Subsidiary, within twenty
(20) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation, (c) in connection with the acquisition of a domestic Material Subsidiary, within ten (10) Business Days of consummation of the acquisition transaction, (d) in connection with the acquisition of a Material Subsidiary that is a Foreign Subsidiary, within twenty (20) Business Days of consummation of the acquisition transaction, or (e) in the event of any other occurrence or circumstance resulting in the existence of a Material Subsidiary of the Borrowers, within ten (10) Business Days of such Person becoming a Material Subsidiary of the Borrowers in the case of a domestic Material Subsidiary and twenty (20) Business Days of such Person becoming a Material Subsidiary in the case of a Material Subsidiary that is a Foreign Subsidiary, provided that in each case the Administrative Agent may permit additional time, not to exceed five (5) Business Days, for a Material Subsidiary to comply with this Section 7.1.10.

               7.1.11 ANTI-TERRORISM LAWS.

               The Loan Parties shall not knowingly (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. The Company (or, if required by applicable Law, the Borrowers) shall deliver to Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming Borrowers' compliance with this
Section 7.1.11.


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               7.1.12 GERMAN AND ENGLISH BORROWERS.

               On or before the Closing Date, and such other times as may be required pursuant to the provisions of this Agreement, the applicable Loan Parties shall complete all of the following actions:

                    (1) German Borrowers:

                         (i) Authorization. The German Borrowers shall take all
appropriate corporate action required to authorize and ratify the execution and delivery of the Loan Documents by the German Borrowers and the consummation of the transactions thereunder by such German Borrowers.

                         (ii) Officer's Certificate. Each of the German
Borrowers shall deliver to the Administrative Agent an officer's certificate in relation to each such German Borrower in the form described in Sections 6.1.1 and 6.1.2 as conformed to German market standard and containing the attachments listed in clauses (i), (ii) and (iii) of Section 6.1.2, which in relating to clauses (i) and (iii) thereof shall consist of: (a) an up-to-date extract from the commercial register (Handelsregisterausdruck); (b) a copy of the current articles of association (Satzung) certified by the commercial register, or a copy of the current partnership agreement (Gesellschaftsvertrag), as applicable;
(c) if applicable, a copy of the current shareholder list certified by the commercial register; (d) a copy of a resolution of the shareholders of such German Borrower; and (e) if applicable, a copy of a resolution of the supervisory board (Aufsichtsrat) and/or advisory board (Beirat) of each such German Borrower; in the case of the preceding items (d) and (e) above, approving the terms of, and the transactions contemplated by, this Agreement and the Loan Documents to which each such German Borrower is or is to be a party.

                         (iii) Opinion of Counsel. The German Borrowers shall
deliver to the Administrative Agent an Opinion of their German counsel in a form acceptable to the Administrative Agent which confirms the capacity of the German Borrowers in execution and performance of the relevant Loan Documents, and confirms the enforceability under the Laws of Germany of a judgment rendered against such German Borrowers under the Laws of the United States.

                    (2) English Borrowers:

                         (i) Officer's Certificate. Each of the English
Borrowers shall deliver to the Administrative Agent an officer's certificate in relation to each such English Borrower in the form described in Sections 6.1.1 and 6.1.2 as conformed to English market standard and containing as attachments copies of the current memorandum and articles of association of each such English Borrower approving the terms of, and the transactions contemplated by, this Agreement and the Loan Documents to which each such English Borrower is or is to be a party.


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                         (ii) Opinion of Counsel. The English Borrowers shall
deliver to the Administrative Agent an Opinion of its English counsel in a form acceptable to the Administrative Agent which confirms the matters described in
Section 6.1.4 with respect to the English Borrowers required to be confirmed by the Administrative Agent, and confirms the enforceability under the Laws of England and Wales of a judgment rendered against such English Borrowers under the Laws of the United States.

          7.2 NEGATIVE COVENANTS.

               The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations (other than non-assessed contingent reimbursement obligations) under the Loan Documents and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

               7.2.1 INDEBTEDNESS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                    (i) Indebtedness under the Loan Documents;

                    (ii) existing Indebtedness as set forth on SCHEDULE 7.2.1;

                    (iii) Indebtedness incurred pursuant to capitalized leases;

                    (iv) the 2006 Senior Notes in a maximum principal amount outstanding not to exceed $200,000,000, at any time, and the 2010 Senior Notes, in a maximum principal amount outstanding not to exceed $100,000,000;

                    (v) Indebtedness secured by Purchase Money Security
Interests;

                    (vi) Indebtedness of a Loan Party to another Loan Party (subject to compliance with Section 7.2.4(v)), provided that such Indebtedness is subordinated to the Obligations pursuant to the terms and conditions of the Intercompany Subordination Agreement, provided further that Indebtedness initially incurred by the Company to Pulp Wood and immediately contributed by Pulp Wood to GPW VA Timberlands or a Monetization Entity (after which time such Indebtedness constituted a portion of the Permitted Timberland Intercompany Indebtedness and/or Permitted Additional Timberland Intercompany Indebtedness) shall not be subordinated to the Obligations and shall not constitute "Intercompany Indebtedness" under the Intercompany Subordination Agreement;

                    (vii) any Interest Rate, Currency and Commodity Hedge;


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                    (viii) Guaranties by the Loan Parties or their Subsidiaries permitted under Section 7.2.3;

                    (ix) Permitted Timberland Indebtedness of GPW VA
Timberlands;

                    (x) Permitted Additional Timberland Indebtedness of GPW VA Timberlands or a Monetization Entity in an aggregate amount not to exceed $80,000,000.00 outstanding at any time;

                    (xi) unsecured Indebtedness incurred pursuant to or to finance a Permitted Acquisition;

                    (xii) Indebtedness of the Receivables Entity under the, or in connection with a, Permitted Accounts Receivable Program;

                    (xiii) Permitted Timberland Intercompany Indebtedness in an aggregate principal amount not to exceed $15,000,000.00 outstanding at any time;

                    (xiv) Permitted Additional Timberland Intercompany Indebtedness in an aggregate principal amount not to exceed $15,000,000.00 outstanding at any time;

                    (xv) Fox River OU3-5 Related Debt;

                    (xvi) refinancings, refundings, renewals or extensions of Indebtedness permitted by

                    (A) clauses (ii) or (iv), provided that (x) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and (y) unless otherwise consented by the Administrative Agent, the terms relating to interest, amortization, maturity, collateral (if any), recourse, and subordination (if any), and other material terms of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, do not materially differ from those applicable to the original Indebtedness permitted hereunder except to the extent necessary to conform with prevailing market terms; or

                    (B) clauses (ix), (x), (xiii) and (xiv), provided that (x) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and (y) unless otherwise consented by the Administrative Agent, the terms relating to interest, amortization,


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maturity, collateral (if any), recourse, and subordination (if any), and other material terms of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, do not materially differ from those applicable to the original Indebtedness permitted hereunder except to the extent necessary to conform with prevailing market terms;

                    (xvii) unsecured Indebtedness not otherwise permitted under one of the sub-clauses of this Section 7.2.1, in an aggregate amount not to exceed $75,000,000.00 outstanding at any time; and

                    (xviii) secured Indebtedness and other secured obligations in an aggregate principal amount not to exceed $30,000,000.00 outstanding at any time, to the extent that the Liens securing such Indebtedness and other obligations are otherwise permitted under Section 7.2.2.

               7.2.2 LIENS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

               7.2.3 GUARANTIES.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty of Indebtedness, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any Indebtedness of any other Person, except for Guaranties of the Loan Parties and their Subsidiaries of Indebtedness of other Loan Parties or their Subsidiaries, to the extent such Indebtedness is permitted under Section 7.2.1 (other than clause (viii) of such Section), and then only so long as such Guaranties would not violate Sections 7.2.4, 7.2.9 and 7.2.17.

               7.2.4 LOANS AND INVESTMENTS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, except:

                    (i) investments identified on Part I of Schedule 7.2.4 hereto;

                    (ii) trade credit extended on usual and customary terms in the ordinary course of business;


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                    (iii) loans or advances to employees, officers or directors in the ordinary course of business in an aggregate principal amount not to exceed $2,000,000.00 at any time outstanding, provided that such loans and advances shall comply with all applicable Law;

                    (iv) Permitted Investments;

                    (v) (a) loans and advances to Foreign Loan Parties existing as of the Closing Date identified on Part II of Schedule 7.2.4 hereto, together with any refinancings, refundings, renewals or extensions thereof provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (b) other loans and advances to Foreign Loan Parties existing after the Closing Date in an aggregate amount not to exceed $20,000,000, provided that if the aggregate amount of other loans and advances to Foreign Loan Parties existing after the Closing Date exceeds $20,000,000, an Event of Default shall not occur so long as the Loan Parties pledge to the Administrative Agent, for its benefit and the benefit of the Lenders, the required amount of Pledged Loans pursuant to Section 10.19, (c) loans, advances and investments to and in Loan Parties which are not Foreign Loan Parties, and (d) investments, not in the form of loans or advances, in Foreign Loan Parties;

                    (vi) Permitted Acquisitions;

                    (vii) loans and investments in connection with a Permitted Accounts Receivable Program;

                    (viii) additional investments to or in a Person, provided that such investments measured at the time of the making thereof (determined without regard to any write-down or write-offs thereof and net of cash payments of principal in the case of loans and cash equity returns, whether as a dividend or a redemption in the case of equity investments) do not exceed in the aggregate the greater of $60,000,000.00 and 5% of Consolidated Total Assets as determined as of the most recent fiscal year and for which financial statements are required to be delivered hereunder;

                    (ix) receivables, prepaid expenses or deposits owing to the Borrowers or any receivables, prepaid expenses, deposits or advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                    (x) Guaranties by the Loan Parties of Indebtedness of (a) other Loan Parties and (b) other Non-Loan Party Subsidiaries, to the extent such Guaranties are permitted under Section 7.2.3 and such Indebtedness is permitted under Section 7.2.1;


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                    (xi) debt securities, seller notes and other similar
investments made as a result of the receipt of partial non-cash consideration from a sale of assets which is permitted hereunder (excluding sales of timberland); and

                    (xii) (a) the Glawson Note and (b) other similar investments in the form of Indebtedness from timberland purchasers to finance the purchase price under Permitted Timberland Installment Sales in an aggregate amount not to exceed $80,000,000.00 outstanding at any time, which Indebtedness is monetized through the issuance of Permitted Timberland Indebtedness or Permitted Additional Timberland Indebtedness.

               7.2.5 DIVIDENDS AND RELATED DISTRIBUTIONS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to make or pay, or agree to become or remain liable to make or pay, any Restricted Payment unless no Material Event of Default exists or would be caused thereby, except (a) dividends or other distributions payable to a Loan Party or a Non-Loan Party Subsidiary, provided that Loan Parties may only make dividends and distributions to Non-Loan Party Subsidiaries to the extent a dividend or distribution in a corresponding amount is also made (concurrently or immediately thereafter) from the recipient Non-Loan Party Subsidiary to a Loan Party; (b) dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person; (c) in the ordinary course of business or consistent with past practices, repurchase, retire or otherwise acquire for value equity interests (including any restricted stock or restricted stock units) held by any present, future or former employee, director, officer or consultant (or any Affiliate, spouse, former spouse, other immediate family member, successor, executor, administrator, heir, legatee or distributee of any of the foregoing) of the Company or any of its Subsidiaries pursuant to any employee, management or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of the Company or any Subsidiary; (d) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers; (e) dividends permitted to be made hereunder within sixty (60) days of the date of declaration thereof; and (f) other Restricted Payments in an aggregate amount not to exceed $5,000,000.00 in any fiscal year; subject, in each case, to compliance with Section 7.2.9.

               7.2.6 LIQUIDATIONS, MERGERS, CONSOLIDATIONS, ACQUISITIONS.

               Each of the Loan Parties shall not, and shall permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock or other equity interests of any other Person, and further provided that

                    (i) (a) any Loan Party other than the Company or any Non-Loan Party Subsidiary may consolidate or merge into another Loan Party or Non-Loan Party Subsidiary, (b) any Loan Party may acquire whether by purchase, merger, lease or otherwise, all or substantially all of the assets or capital stock or other equity interests of another Loan Party (other than the Company) or a Non-Loan Party Subsidiary, and (c) any Non-Loan Party Subsidiary may acquire, whether by purchase, merger, lease or otherwise, all or substantially all


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of the assets or capital stock or other equity interests of a Loan Party (other than the Company) or another Non-Loan Party Subsidiary, in each case subject to compliance with Sections 7.2.4, 7.2.9 and 7.2.17, and

                    (ii) any Loan Party may acquire, whether by purchase or by merger, (x) all of the ownership interests of any other Person or (y) substantially all of assets of another Person or of a business or division of any other Person (each an "PERMITTED ACQUISITION"), provided that each of the following requirements is met:

                         (A) if any Loan Party acquires the ownership interests
in such Person, such Person shall, if required pursuant to Section 7.2.9, execute a Borrower Joinder or Guarantor Joinder and join this Agreement as a Borrower or Guarantor pursuant to Section 7.1.10 and otherwise comply with
Section 7.1.10 within the time periods set forth therein (including any extended time period applicable thereunder);

                         (B) the board of directors or other equivalent
governing body of such Person shall have approved such Permitted Acquisition and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties also shall have delivered to the Lenders written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

                         (C) the business acquired, or the business conducted by
the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 7.2.10;

                         (D) no Potential Default or Event of Default shall
exist immediately prior to and after giving effect to such Permitted
Acquisition;

                         (E) the Company shall demonstrate that the Borrowers
shall be in pro forma compliance with the covenants contained in Sections 7.2.15 and 7.2.16 after giving effect to such Permitted Acquisition (including in such computation, Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition and including income earned or expenses incurred by the Person, business or assets to be acquired as more fully provided herein) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in substantially the form of EXHIBIT 7.2.6 evidencing such pro forma compliance;

                         (F) if the Leverage Ratio (after taking into account
the pro forma effect of the Permitted Acquisition) is in excess of 3.25 to 1.00, then Required Lenders shall have consented in writing thereto prior to its consummation;

                         (G) the Loan Parties deliver such updates to Schedules
required under Sections 5.3 and 6.3; and


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                         (H) the Loan Parties shall deliver to the
Administrative Agent at least five (5) Business Days before consummation of such Permitted Acquisition a copy of the definitive acquisition agreement(s) relating to such Permitted Acquisition, including all schedules and exhibits thereto, together with such other information about such Person and its assets as the Administrative Agent may reasonably require; and

                    (iii) any Subsidiary of the Company may liquidate, dissolve or wind-up its affairs , including any such change necessary to consummate a transaction permitted elsewhere under this Section 7.2.6, provided that (a) any liquidation, winding up or dissolution of a Loan Party relating to a disposition of its assets to a Non-Loan Party Subsidiary shall comply with Sections 7.2.4,
7.2.7 and 7.2.9, (b) at least five (5) Business Days') prior written notice detailing such proposed action shall be delivered by the Company to the Administrative Agent and the Lenders if such proposed action relates to a Loan Party or its assets, and (c) no such action that would be materially adverse to the Lenders may be taken without obtaining the prior written consent of the Required Lenders.

               7.2.7 DISPOSITIONS OF ASSETS OR SUBSIDIARIES.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except for the following:

                    (i) transactions involving the sale of inventory in the ordinary course of business;

                    (ii) any sale, transfer or lease of assets in the ordinary course of business which are obsolete, worn out or no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

                    (iii) any sale, transfer or lease of assets by (a) one Loan Party or a Non-Loan Party Subsidiary, to a Loan Party, (b) a Non-Loan Party Subsidiary to another Non-Loan Party Subsidiary, or (c) a Loan Party to a Non-Loan Party Subsidiary, so long as the aggregate market value of sales, transfers or leases of assets by Loan Parties to Non-Loan Party Subsidiaries does not exceed 5% of Consolidated Total Assets at any time, subject in each case to compliance with Sections 7.2.4, 7.2.5, 7.2.9 and 7.2.17; and

                    (iv) sales or other transfers of accounts receivables and related rights of the Company and its Subsidiaries pursuant to or in connection with a Permitted Accounts Receivable Program;

                    (v) any sale of assets not listed in clauses (i) through
(iv) above provided that (A) no Event of Default shall exist or shall result from such disposition, and


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(B) the aggregate net book value of all assets so sold by the Loan Parties and their Subsidiaries pursuant to this clause (v) shall not exceed in any fiscal year 10% of the Consolidated Total Assets measured as of the end of the previous fiscal year (such 10% figure shall be referred to as "AVAILABILITY"), provided that to the extent that such value of assets sold is less than Availability in such fiscal year (the difference being, the "UNUSED PORTION"), such Unused Portion may be carried over to the next fiscal year (but not to subsequent fiscal years) and increase Availability in such next fiscal year by such amount, provided further that the aggregate net book value of all assets sold in any two consecutive fiscal years may not exceed 20% of Consolidated Total Assets measured at the beginning of such two-consecutive fiscal year period;

                    (vi) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (v) above, which is approved by the Required Lenders;

                    (vii) any installment sale of timberland in connection with a timberland installment note monetization transaction or which is otherwise consented to by Administrative Agent (a "PERMITTED TIMBERLAND INSTALLMENT SALE"); and

                    (viii) any sale, conveyance, assignment, transfer, lease or disposition of assets among the Company and its Subsidiaries to the extent permitted under Section 7.2.1, 7.2.2, 7.2.3, 7.2.4, 7.2.5 or 7.2.6.

               7.2.8 AFFILIATE TRANSACTIONS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person other than another Loan Party) unless such transaction (i) is not otherwise prohibited by this Agreement, (ii) is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Administrative Agent (with public filing of a description of such transaction with the SEC constituting such full disclosure), and is in accordance with all applicable Law, and, as applicable, is permitted by Section 7.2.1, 7.2.2, 7.2.3, 7.2.4, 7.2.5, 7.2.6 or 7.2.7, (iii) involves any employment agreement entered into by the Company or any of the Subsidiaries in the ordinary course of business, or (iv) is in existence as of the Closing Date and is reflected in the Company's Report on Form 10-K as filed with the SEC for fiscal year 2009.

               7.2.9 SUBSIDIARIES.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Material Subsidiaries other than: (i) subject to Section 10.18 for the avoidance of doubt (if applicable), any Foreign Subsidiary which has joined this Agreement as a Guarantor or a Borrower on the Closing Date, or so joins this Agreement after the Closing Date, pursuant to and in compliance with Section 7.1.10; (ii) any other Material Subsidiary (except for the Receivables Entity) which has joined this Agreement as a Guarantor or a Borrower on the Closing Date; or (iii) any other Material Subsidiary formed,


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acquired or in existence after the Closing Date (except for the Receivables
Entity) which joins this Agreement as a Guarantor or a Borrower pursuant to and in compliance with Section 7.1.10; provided that a Subsidiary of the Company which is not a Material Subsidiary may opt to join this Agreement as a Guarantor or a Borrower pursuant to and in compliance with Section 7.1.10.

               7.2.10 CONTINUATION OF OR CHANGE IN BUSINESS.

               Each of the Loan Parties will not, nor will it permit any of its Subsidiaries to, alter the character of the business of the Loan Parties and their Subsidiaries, taken as a whole, in any material respect from that conducted as of the Closing Date.

               7.2.11 PLANS AND BENEFIT ARRANGEMENTS.

               None of the Loan Parties shall engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA or otherwise violate ERISA, provided that it shall not be deemed to be a violation of this Section 7.2.11 if any engagement in a Prohibited Transaction would not result in fines or penalties that in the aggregate would reasonably be expected to result in a Material Adverse Change.

               7.2.12 FISCAL YEAR.

               The Company shall not, and shall not permit any Loan Party to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

               7.2.13 ISSUANCE OF STOCK.

               None of the Subsidiaries of the Company shall issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof, except as may be permitted under Sections 7.2.4 and 7.2.5.

               7.2.14 CHANGES IN ORGANIZATIONAL DOCUMENTS.

               Each of the Loan Parties shall not amend, modify or change its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents in any manner materially adverse to the interests of the Lenders without obtaining the prior written consent of the Required Lenders, and, if such proposed action relates to a Loan Party, providing, through the Company, at least five (5) Business Days' prior written notice (without duplication of a corresponding notice period under Section 7.2.6(iii), if applicable) to the Administrative Agent and the Lenders detailing such proposed action.


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               7.2.15 MAXIMUM LEVERAGE RATIO.

               The Borrowers shall not permit the Leverage Ratio, measured as of the end of each fiscal quarter, to exceed 3.50 to 1.00.

               7.2.16 MINIMUM INTEREST COVERAGE RATIO.

               The Borrowers shall not permit the ratio (the "INTEREST COVERAGE RATIO") of Consolidated EBITDA to consolidated interest expense (excluding Timberland Installment Sale Interest Expense) of the Borrowers and their Subsidiaries, measured as of the end of each fiscal quarter, for the four (4) fiscal quarters then ended, to be less than 3.50 to 1.0.

               7.2.17 RECEIVABLES ENTITIES AND TIMBERLAND NOTE MONETIZATION ENTITIES.

               The Loan Parties covenant as follows: (i) each Permitted Accounts Receivable Program shall be entered into by a Subsidiary of the Company which is wholly owned by the Company (directly or indirectly) and which engages in no activities other than in connection with the financing of accounts receivables of the Designated Credit Parties pursuant to a Permitted Accounts Receivable Program (a "RECEIVABLES ENTITY") and which is designated as such by the Company as provided below in this Section; (ii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of a Receivables Entity (a) shall be guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (b) shall be recourse to or obligate the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (c) shall subject any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (iii) GPW VA Timberlands and each other Subsidiary of the Company designated to monetize timberland installment sale notes (a "MONETIZATION ENTITY") shall engage in no activities other than the monetization of timberland installment sale notes pursuant to Permitted Timberland Installment Sales and the incurrence and performance of the Permitted Timberland Indebtedness or Permitted Additional Timberland Indebtedness (as applicable) in connection therewith; and (iv) no portion of the Indebtedness or any other obligations (contingent or otherwise) of GPW VA Timberlands or any Monetization Entity (a) shall be guaranteed by the Company or any other Subsidiary of the Company, (b) shall be recourse to or obligate the Company or any other Subsidiary of the Company in any way other than through a collateral pledge of the Permitted Timberland Intercompany Indebtedness (securing the Permitted Timberland Indebtedness) or a similar collateral pledge of Permitted Additional Timberland Intercompany Indebtedness (to secure Permitted Additional Timberland Indebtedness), or (c) shall subject any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than as contemplated in the preceding clause (iv)(b). The Company may designate any Subsidiary as a "Receivables Entity" hereunder by delivered to the Administrative Agent a certificate of the Company executed by a Responsible Officer certifying that such Subsidiary meets the requirements to be a Receivables Entity set forth in


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subsection (i) above. The Company may designate any Subsidiary as a
"Monetization Entity" hereunder by delivered to the Administrative Agent a certificate of the Company executed by a Responsible Officer certifying that such Subsidiary meets the requirements to be a Monetization Entity set forth in subsection (iii) above.

          7.3 REPORTING REQUIREMENTS.

               The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations (other than non-assessed contingent reimbursement obligations) and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

               7.3.1 QUARTERLY FINANCIAL STATEMENTS.

               As soon as available and in any event within forty-five (45) calendar days (or any such earlier date as may be mandated by the SEC) after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Company and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, consolidated retained earnings and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Company as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 7.3.1 if within forty-five (45) days (or any such earlier date as may be mandated by the SEC) after the end of its fiscal quarter, the Company delivers to the Administrative Agent and each of the Lenders a copy of its Form 10-Q as filed with the SEC and the financial statements contained therein meets the requirements described in this Section.

               7.3.2 ANNUAL FINANCIAL STATEMENTS.

               As soon as available and in any event within ninety (90) days (or any such earlier date as may be mandated by the SEC) after the end of each fiscal year of the Company and its Subsidiaries, financial statements of the Company consisting of a consolidated balance sheets as of the end of such fiscal year, and related consolidated statements of income, consolidated retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan


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Parties will be deemed to have complied with the delivery requirements of this
Section 7.3.2 if within ninety (90) days (or any such earlier date as may be mandated by the SEC) after the end of its fiscal year, the Company delivers to the Administrative Agent and each of the Lenders a copy of its Annual Report and Form 10-K as filed with the SEC and the financial statements and certification of public accountants contained therein meets the requirements described in this Section. The Loan Parties shall deliver with such financial statements and certification by their accountants (i) a certificate to be delivered pursuant to
Section 7.3.3 with respect to such financial statements and (ii) any management letters of such accounts addressed to the Company.

               7.3.3 CERTIFICATE OF THE BORROWER.

               Concurrently with the financial statements the Company furnished to the Administrative Agent and to the Lenders pursuant to Sections 7.3.1 and 7.3.2, a certificate (each a "COMPLIANCE CERTIFICATE") of the Company signed by a Responsible Officer of the Company, in the form of EXHIBIT 7.3.3, to the effect that, except as described pursuant to Section 7.3.4, (i) the representations and warranties of the Borrowers contained in Section 5 and in the other Loan Documents are true in all material respects on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time), (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate, and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Sections 7.1.15 and 7.1.16.

               7.3.4 NOTICE OF DEFAULT.

               Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by a Responsible Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which the such Loan Party proposes to take with respect thereto.

               7.3.5 NOTICE OF LITIGATION.

               Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which involve a claim or series of claims in excess of $15,000,000.00 or which if adversely determined would constitute a Material Adverse Change.

               7.3.6 NOTICE OF CHANGE IN DEBT RATING.

               Within three (3) Business Days after Standard & Poor's or Moody's announces a change in the Company's Debt Rating, notice of such change. The Company, on behalf of the Loan Parties, will deliver, together with such notice, a copy of any written notification which the Company received from the applicable rating agency regarding such change of Debt Rating.


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               7.3.7 CERTAIN EVENTS.

               Written notice to the Administrative Agent:

                    (i) at least ten (10) Business Days prior thereto, with respect to any proposed sale or transfer of assets pursuant to Section 7.2.7(iii)(c), (v), (vi) or (vii), and

                    (ii) within the time limits set forth in Section 7.2.14, any amendment to the organizational documents of any Loan Party; and

               7.3.8 BUDGETS, FORECASTS, OTHER REPORTS AND INFORMATION.

               The following documents (1) upon the request of the Administrative Agent for so long as the Company is obligated to publicly file the reports listed below with the SEC, or (2) promptly upon their becoming available to the Company (without any such request by the Administrative Agent) in the event that the Company shall cease to be so obligated to publicly file such reports :

                    (i) any reports including management letters submitted to the Company by independent accountants in connection with any annual, interim or special audit,

                    (ii) any reports, notices or proxy statements generally distributed by the Company to its stockholders on a date no later than two (2) Business Days after the date supplied to such stockholders,

                    (iii) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Company with the SEC,

                    (iv) a copy of any order in any proceeding to which the Company or any of its Subsidiaries is a party issued by any Official Body, and

                    (v) such other reports and information as any of the Lenders, through the Administrative Agent, may from time to time reasonably request.

                    Any financial statement, report, proxy statement or other material required to be delivered pursuant to clause (ii) or (iii) above or pursuant to Sections 7.3.1 and 7.3.2 shall be deemed to have been furnished to the Administrative Agent and each Lender, if the Company has issued a notice of Website Posting in accordance with Section 10.6 specific to such type of financial statement, report, proxy statement or other material, on the date that the Company posts such financial statement, report, proxy statement or other material on the SEC's website at www.sec.gov or on the Company's website at www.glatfelter.com; provided that the Company will furnish paper copies of such financial statement, report, proxy statement or material to the Administrative Agent or any Lender that so requests, by notice to the Company,


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that the Company do so, until the Company receives notice from the
Administrative Agent or such Lender, as applicable, to cease delivering such paper copies.

               7.3.9 NOTICES REGARDING PLANS AND BENEFIT ARRANGEMENTS.

                    7.3.9.1 CERTAIN EVENTS.

                    Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                    (i) any Reportable Event with respect to the Loan Parties or any other member of the ERISA Group,

                    (ii) any Prohibited Transaction which could subject the Loan Parties to a material civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                    (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

                    (iv) any partial or complete withdrawal from a Multiemployer Plan by the Loan Parties or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                    (v) any cessation of operations (by the Loan Parties or any other member of the ERISA Group) at a facility in the circumstances described in
Section 4062(e) of ERISA,

                    (vi) withdrawal by the Loan Parties or any other member of the ERISA Group from a Multiple Employer Plan, or

                    (vii) a failure by the Loan Parties or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 303(k) of ERISA.

                    7.3.9.2 NOTICES OF INVOLUNTARY TERMINATION AND ANNUAL
REPORTS.

                    Promptly after receipt thereof, copies of (a) all notices received by the Loan Parties or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Loan Parties or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the


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financial status of each Plan administered or maintained by the Loan Parties or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Loan Parties or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Loan Parties or any other member of the ERISA Group with the Employee Benefit Security Administration.

                    7.3.9.3 NOTICE OF VOLUNTARY TERMINATION.

                    Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                   8. DEFAULT

          8.1 EVENTS OF DEFAULT.

               An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

               8.1.1 PAYMENTS UNDER LOAN DOCUMENTS.

               The Borrowers shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing when due or shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

               8.1.2 BREACH OF WARRANTY.

               Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

               8.1.3 BREACH OF NEGATIVE COVENANTS AND CERTAIN AFFIRMATIVE COVENANTS.

               Any of the Loan Parties shall default in the observance or performance of any covenant contained in Sections 7.1.6 or 7.2;



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               8.1.4 BREACH OF OTHER COVENANTS.

               Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of twenty
(20) Business Days after any Responsible Officer of any Loan Party has actual knowledge of the occurrence thereof;

               8.1.5 DEFAULTS IN OTHER AGREEMENTS OR INDEBTEDNESS.

               A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $5,000,000.00 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not, but in any event not beyond thirty (30) days) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

               8.1.6 FINAL JUDGMENTS OR ORDERS.

               Any final judgments or orders for the payment of money in excess of $10,000,000.00 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of forty-five (45) days from the date of entry;

               8.1.7 LOAN DOCUMENT UNENFORCEABLE.

               Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against any Loan Party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, or the validity or enforceability of any of the Loan Documents shall in any way be challenged or contested;

               8.1.8 PROCEEDINGS AGAINST ASSETS.

               Assets of the Loan Parties' or any of their Subsidiaries are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the fair market value of such assets are in excess of $10,000,000.00 in the aggregate and the same is not cured within forty-five (45) days thereafter;


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               8.1.9 NOTICE OF LIEN OR ASSESSMENT.

               A notice of Lien or assessment in excess of $10,000,000.00 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts in excess of $10,000,000.00 owing at any time or times hereafter to any one of these becomes payable and the same is not paid or bonded within forty-five (45) days after the same becomes payable;

               8.1.10 INSOLVENCY.

               Any Loan Party or any Material Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

               8.1.11 EVENTS RELATING TO PLANS AND BENEFIT ARRANGEMENTS.

               Any of the following occurs in relation to the Borrowers or any members of their ERISA Group: (i) any Reportable Event, which the Administrative Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Administrative Agent determines in good faith that the amount of the Loan Parties' liability is likely to exceed $10,000,000.00; (v) the Loan Parties or any member of the ERISA Group shall fail to make any material contributions when due to a Plan or a Multiemployer Plan; (vi) the Loan Parties or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; or (vii) the Borrowers or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; and, with respect to any of the events specified in (v), (vi) or (vii), the Administrative Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Loan Parties and the other members of the ERISA Group;

               8.1.12 CESSATION OF BUSINESS.

               Any Loan Party ceases to conduct its business as contemplated, except as expressly permitted under Sections 7.2.6 or 7.2.7, or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty
(30) days after the entry thereof;


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               8.1.13 CHANGE OF CONTROL.

                    (i) Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired, after the Closing Date, beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 20.00% or more of the voting capital stock of P. H. Glatfelter Company; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Company on the first day of such period (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors as of the first day of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the board of directors of the Company;

               8.1.14 INVOLUNTARY PROCEEDINGS.

               A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party, Material Subsidiary or group of Subsidiaries which, if their assets were aggregated in a single Subsidiary, would meet the requirements to be a Material Subsidiary, in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any such Person or group of Persons for any substantial part of its or their property, or for the winding-up or liquidation of its or their affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

               8.1.15 VOLUNTARY PROCEEDINGS.

               Any Loan Party, Material Subsidiary or group of Subsidiaries which, if their assets were aggregated in a single Subsidiary, would meet the requirements to be a Material Subsidiary, shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or themselves or for any substantial part of its or their property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its or their debts as they become due, or shall take any action in furtherance of any of the foregoing (in the case of a Loan Party organized under the laws of Germany, the application for commencement of any insolvency proceeding (Insolvenzantrag) shall have been filed).


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          8.2 CONSEQUENCES OF EVENT OF DEFAULT.

               8.2.1 EVENTS OF DEFAULT OTHER THAN BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

               If an Event of Default specified under Sections 8.1.1 through
8.1.13 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness and Obligations of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall (subject to Section 10.18 for the avoidance of doubt, if applicable) thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require any Borrowers to, and such Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for Borrowers' Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and each Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Lenders, the Administrative Agent shall return such cash collateral to the Borrowers (or applicable Borrowers, as the case may be); and

               8.2.2 BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

               If an Event of Default specified under Sections 8.1.14 or 8.1.15 shall occur, the Lenders shall be under no further obligations to make Loans or issue Letters of Credit hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness and Obligations of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

               8.2.3 SET-OFF.

               If an Event of Default shall occur and be continuing, any Lender to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Lender which has agreed in writing to be bound by the provisions of Section 9.13 and any branch, Subsidiary or Affiliate of such Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party except as provided herein, to set-off (subject to Section 10.18 for the avoidance of doubt, if applicable) against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrowers and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, a Borrower or such other Loan Party by such Lender or participant or by such branch,


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Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by a Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Lender or participant or such branch, Subsidiary or Affiliate, and each Lender and the Administrative Agent agrees to promptly notify the Borrowers after such set-off, provided that the failure to give any such notice shall not affect the validity of such set-off and application. Such right shall exist whether or not any Lender or the Administrative Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of a Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any collateral, Guaranty or any other security, right or remedy available to any Lender or the Administrative Agent; and

               8.2.4 SUITS, ACTIONS, PROCEEDINGS.

               If an Event of Default shall occur and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of Obligations pursuant to any of the foregoing provisions of this Section 8.2, the Administrative Agent, on behalf of the Lenders, if any Lender is owed any amount with respect to the Obligations, may proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent, on behalf of the Lenders; and

               8.2.5 APPLICATION OF PROCEEDS.

               From and after the date on which the Administrative Agent has taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from the exercise of any remedy by the Administrative Agent, shall be applied as follows:

                    (i) first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with collection of any Obligations of any of the Loan Parties under any of the Loan Documents;

                    (ii) second, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Lenders incurred under this Agreement or any of the other Loan Documents or a Lender-Provided Interest Rate Hedge, whether of principal, interest, fees, expenses or otherwise, in such manner as the Administrative Agent may determine in its discretion; and


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                    (iii) the balance, if any, to the Loan Parties or as
otherwise required by Law.

                                  9. THE AGENT

          9.1 APPOINTMENT.

               Each Lender hereby irrevocably designates, appoints and authorizes PNC Bank to act as Administrative Agent for such Lender under this Agreement and to execute and deliver or accept on behalf of each of the Lenders the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Administrative Agent on behalf of the Lenders to the extent provided in this Agreement.

          9.2 DELEGATION OF DUTIES.

               The Administrative Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Administrative Agent) and, subject to Sections
9.5 and 9.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

          9.3 NATURE OF DUTIES; INDEPENDENT CREDIT INVESTIGATION.

               The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have, by reason of this Agreement, a fiduciary or trust relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Lender expressly acknowledges (i) that the Administrative Agent has not made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender; (ii) that it has made and will continue to make, without reliance upon the Administrative Agent, its own


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independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans and issuance and maintenance of Letters of Credit hereunder; and (iii) except as expressly provided herein, that the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or issuance of any Letter of Credit or at any time or times thereafter.

          9.4 ACTIONS IN DISCRETION OF ADMINISTRATIVE AGENT; INSTRUCTIONS FROM THE LENDERS.

               The Administrative Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Administrative Agent's rights, powers or discretion herein, provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Lenders, the Administrative Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders, subject to Section 9.6. Subject to the provisions of Section 9.6, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders, or in the absence of such instructions, in the absolute discretion of the Administrative Agent.

          9.5 REIMBURSEMENT AND INDEMNIFICATION OF ADMINISTRATIVE AGENT BY THE BORROWER.

               The Borrowers, on a joint and several basis (subject to Section
10.18 for the avoidance of doubt, if applicable), unconditionally agree to pay or reimburse the Administrative Agent and hold the Administrative Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Administrative Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents,
(ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments,


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suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Administrative Agent's gross negligence or willful misconduct, or if the Borrowers was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld. In addition, the Borrowers, jointly and severally, agrees to reimburse and pay all reasonable out-of-pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties, provided that such reimbursement obligation shall be limited to one (1) audit in each fiscal year so long as no Event of Default exists and is continuing.

          9.6 EXCULPATORY PROVISIONS; LIMITATION OF LIABILITY.

               Neither the Administrative Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Lender for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Lender, the Administrative Agent or any of their respective Subsidiaries against the Administrative Agent, any Lender or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties (for itself and on behalf of each of its Subsidiaries), the Administrative Agent and each Lender hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or given to the Administrative Agent for the account of or with copies for the Lenders, the Administrative Agent


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and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Lender with an credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Administrative Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

          9.7 REIMBURSEMENT AND INDEMNIFICATION OF ADMINISTRATIVE AGENT BY LENDERS.

               Each Lender agrees to reimburse and indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Administrative Agent's gross negligence or willful misconduct, or (b) if such Lender was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Lender shall remain liable to the extent such failure to give notice does not result in a loss to the Lender), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Lender, which shall not be unreasonably withheld. In addition, each Lender agrees promptly upon demand to reimburse the Administrative Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrowers to the Administrative Agent in connection with the Administrative Agent's periodic audit of the Loan Parties' books, records and business properties.

          9.8 RELIANCE BY ADMINISTRATIVE AGENT.

               The Administrative Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.


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          9.9 NOTICE OF DEFAULT.

               The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Administrative Agent has received written notice from a Lender or a Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

          9.10 NOTICES.

               The Administrative Agent shall promptly send to each Lender a copy of all notices received from a Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof.

          9.11 LENDERS IN THEIR INDIVIDUAL CAPACITIES; ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

               With respect to its Revolving Credit Commitment, the Revolving Credit Loans, and PNC Bank's Swing Loan Commitment, the Swing Loans made by it and any other rights and powers given to it as a Lender hereunder or under any of the other Loan Documents, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "LENDER" and "LENDERS" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. PNC Bank and its Affiliates and each of the Lenders and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, issue letters of credit for the account of, acquire equity interests in, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with, the Loan Parties and their Affiliates, as though it were not acting as Administrative Agent hereunder and in the case of each Lender, as though such Lender were not a Lender hereunder, without notice to or consent of the other Lenders. The Lenders and the Administrative Agent acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates, and the Lenders or their Affiliates, may
(i) receive information regarding the Loan Parties or any of their Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Loan Parties or such Subsidiary or Affiliate) and acknowledge that neither the Administrative Agent nor any Lender shall be under any obligation to provide such information to the others, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          9.12 HOLDERS OF NOTES.

               The Administrative Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or


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consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          9.13 SHARING OF PAYMENTS.

               The Lenders and the holders of any participations in any Commitments, Loans, Letters of Credit or other rights or obligations of a Lender hereunder agree among themselves that, with respect to all amounts received by any Lender or any such holder for application on any Obligation hereunder or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders and such holders in proportion to their interests in payments on the Obligations, except as otherwise provided in Sections 3.4.3, 4.4.2 or 4.6, in connection with any assignment pursuant to Section 10.11 or as otherwise specifically set forth herein. The Lenders or any such holder receiving any such amount shall purchase for cash from each of the other Lenders an interest in Obligations owed to such Lender in such amount as shall result in a ratable participation by the Lenders and each such holder in the aggregate unpaid amount of the Obligations, provided that if all or any portion of such excess amount is thereafter recovered from the Lender or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Lender or the holder making such purchase.

          9.14 SUCCESSOR ADMINISTRATIVE AGENT.

               The Administrative Agent (i) may resign as Administrative Agent or (ii) shall resign if such resignation is requested by the Required Lenders
(if the Administrative Agent is a Lender, the Administrative Agent's Loans and its Commitment shall be considered in determining whether the Required Lenders have requested such resignation) or required by Section 4.4.2, in either case of
(i) or (ii) by giving not less than thirty (30) days' prior written notice to the Company, for all Borrowers. If the Administrative Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to the consent of the Company, for all Borrowers, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty
(30) day period following the Administrative Agent's notice to the Lenders of its resignation, then the Administrative Agent shall appoint, with the consent of the Company, for all Borrowers, such consent not to be unreasonably withheld, a successor agent who shall serve as Administrative Agent until such time as the Required Lenders appoint and the Company's consent on behalf of all Borrowers to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "ADMINISTRATIVE AGENT" shall mean such successor agent, effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated without any other or further act or deed on the part of such
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this Agreement. After the resignation of any Administrative Agent hereunder, the provisions of this Section 9 shall inure to the benefit of such former Administrative Agent and such former Administrative Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Administrative Agent under this Agreement.

          9.15 ADMINISTRATIVE AGENT'S FEE.

               The Borrowers, on a joint and several basis, shall pay to the Administrative Agent a nonrefundable fee (the "ADMINISTRATIVE AGENT'S FEE") under the terms of a letter (the "ADMINISTRATIVE AGENT'S LETTER") among the Borrowers and Administrative Agent, as amended from time to time.

          9.16 AVAILABILITY OF FUNDS.

               The Administrative Agent may assume that each Lender has made or will make the proceeds of the applicable Loan available to the Administrative Agent in the applicable currency unless the Administrative Agent shall have been notified by such Lender on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two
(2) hours before the time on which the Administrative Agent actually funds the proceeds of such Loan to the Borrowers (whether using its own funds pursuant to this Section 9.16 or using proceeds deposited with the Administrative Agent by the Lenders and whether such funding occurs before or after the time on which Lenders are required to deposit the proceeds of such Loan with the Administrative Agent). The Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrowers a corresponding amount in the applicable currency. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender in the applicable currency, the Administrative Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

          9.17 CALCULATIONS.

               In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Loans, fees or any other amounts due to the Lenders under this Agreement. In the event an error in computing any amount payable to any Lender is made, the Administrative Agent, the Borrowers and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate or the Overnight Rate if such computation relates to a Revolving Credit Loan made in an Optional Currency.


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          9.18 NO RELIANCE ON ADMINISTRATIVE AGENT'S CUSTOMER IDENTIFICATION
PROGRAM.

               Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP REGULATIONS"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other Laws.

          9.19 BENEFICIARIES.

               Except as expressly provided herein, the provisions of this
Section 9 are solely for the benefit of the Administrative Agent and the Lenders, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                                10. MISCELLANEOUS

          10.1 MODIFICATIONS, AMENDMENTS OR WAIVERS.

               With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Company on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that, no such agreement, waiver or consent may be made which will:

          10.1.1 INCREASE OF COMMITMENT.

               Increase the amount of the Revolving Credit Commitment or Swing Loan Commitment of any Lender hereunder without the written consent of all Lenders;


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               10.1.2 EXTENSION OF PAYMENT; REDUCTION OF PRINCIPAL INTEREST OR
FEES.

               Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, without the written consent of all Lenders;

               10.1.3 RELEASE A GUARANTOR.

               Except in connection with a transaction permitted hereunder or as otherwise permitted hereunder, release any Guarantor from its Obligations under the Guaranty Agreement, without the written consent of the Administrative Agent and all Lenders; or

               10.1.4 MISCELLANEOUS.

               Amend Sections 4.2, 9.6 or 9.13 or this Section 10.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all the Lenders (other than Defaulting Lenders);

               provided, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent in its capacity (as applicable) as Administrative Agent or the issuer of Letters of Credit or PNC Bank, in the case of Swing Loan, without the written consent of the Administrative Agent and each such other affected Person, as applicable, and provided, further, that, if in connection with any proposed waiver, amendment or modification referred to in Sections 10.1.1 through 10.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a "NON-CONSENTING LENDER"), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 4.4.2.

          10.2 NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.

               No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default


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under this Agreement or any such waiver of any provision or condition of this
Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

          10.3 REIMBURSEMENT AND INDEMNIFICATION OF LENDERS BY THE BORROWER.

               The Borrowers, jointly and severally, agree unconditionally upon demand to pay or reimburse to each Lender (other than the Administrative Agent, as to which the Borrowers' Obligations are set forth in Section 9.5) and to save such Lender harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including reasonable fees and expenses of counsel for each Lender except with respect to (a) and (b) below), incurred by such Lender (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or
(ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than taxes) which may be imposed on, incurred by or asserted against such Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Lender hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Lender's gross negligence or willful misconduct, or
(B) if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld. The Lenders will attempt to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrowers hereunder by considering the usage of one law firm to represent the Lenders and the Administrative Agent if appropriate under the circumstances.

          10.4 HOLIDAYS.

               Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 3.2 with respect to Interest Periods under the Euro-Rate Option) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such


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payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

          10.5 FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE.

               10.5.1 NOTIONAL FUNDING.

               Each Lender shall have the right from time to time, without notice to the Borrowers, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrowers to such other office), and as a result of such change, the Borrowers would not be under any greater financial obligation pursuant to Section 4.6 than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.

               10.5.2 ACTUAL FUNDING.

               Each Lender shall have the right from time to time to make or maintain any Loan or Letter of Credit Borrowing by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Loan subject to the last sentence of this Section 10.5.2. If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans or Letter of Credit Borrowing hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans or Letter of Credit Borrowing to the same extent as if such Loans or Letter of Credit Borrowing were made or maintained by such Lender, but in no event shall any Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans or Letter of Credit Borrowing hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrowers hereunder or require the Borrowers to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 4.6) which would otherwise not be incurred.

          10.6 NOTICES; LENDING OFFICES.

               Any notice, request, demand, direction or other communication (for purposes of this Section 10.6 only, a "NOTICE") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "WEBSITE POSTING") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this
Section 10.6) in


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accordance with this Section 10.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on SCHEDULE 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this
Section 10.6. Any Notice shall be effective:

                    (i) In the case of hand-delivery, when delivered;

                    (ii) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                    (iii) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

                    (iv) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

                    (v) In the case of electronic transmission, when actually received;

                    (vi) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 10.6; and

                    (vii) If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to a Loan Party shall concurrently send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of its receipt of such Notice. SCHEDULE 1.1(B) lists the Lending Offices of each Lender. Each Lender may change its respective Lending Office by written Notice to the Administrative Agent and other Lenders.

          10.7 SEVERABILITY.

               The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.


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          10.8 GOVERNING LAW.

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance ("UCP") or the rules of the International Standby Practices (ICC Publication Number 590), as determined by the issuing Lender, and each trade Letter of Credit issued under this Agreement shall be subject to the UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.

          10.9 PRIOR UNDERSTANDING.

               This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

          10.10 DURATION; SURVIVAL.

               All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent or the Lenders, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Obligations (other than non-assessed contingent reimbursement obligations) and expiration or termination of all Letters of Credit. Section 4 and Sections 9.5, 9.7 and 10.3 shall survive payment in full of the Obligations, expiration or termination of the Letters of Credit and termination of the Commitments. In addition, all covenants and agreements of the Borrowers and the Lenders contained herein shall, if any related payment is later declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any secured party, receiver or similar Person, or otherwise voided or nullified (a "VOIDED PAYMENT"), be reinstated and deemed to have survived payment in full of the Obligations, expiration or termination of the Letters of Credit and termination of the Commitments, to the extent such reinstatement and survival is necessary for the Administrative Agent to recover such Voided Payment.

          10.11 SUCCESSORS AND ASSIGNS.

                    (i) This Agreement shall be binding upon and shall inure to the benefit of the Lenders, the Administrative Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Lender may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans and


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Letter of Credit Borrowings made by it to one or more banks or other entities, subject to the consent of the Company, on behalf of the Borrowers, and the Administrative Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrowers shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Lender to an Affiliate of such Lender, and (2) any assignment by a Lender to a Person other than an Affiliate of such Lender may not be made in amounts less than the lesser of $5,000,000.00 and the amount of the assigning Lender's Revolving Credit Commitment. In the case of an assignment, upon receipt by the Administrative Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Lender hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrowers shall execute and deliver a new Note to the assignee, if such assignee requests such a Note in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Revolving Credit Note to the assigning Lender, if the assigning Lender requests such a Note, in an amount equal to the Revolving Credit Commitment retained by it hereunder. Any Lender which assigns any or all of its Revolving Credit Commitment or Loans to a Person other than an Affiliate of such Lender shall pay to the Administrative Agent a service fee in the amount of $3,500.00 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section
8.2.3 (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 10.1.1, 10.1.2, or 10.1.3), all of such Lender's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Lender had not sold such participation.

                    (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrowers and the Administrative Agent the form of certificate described in Section 10.17 relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 10.12.

                    (iii) Notwithstanding any other provision in this Agreement, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note (if any) and the other Loan Documents to any Federal Reserve Lender in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrowers or the Administrative Agent. No such pledge or grant of a security interest shall release the Transferor Lender of its obligations hereunder or under any other Loan Document.


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          10.12 CONFIDENTIALITY.

               10.12.1 GENERAL.

               The Administrative Agent and the Lenders each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrowers specifically designate as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Administrative Agent and the Lenders shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 10.11, and prospective assignees and participants who will be required to maintain confidentiality as if they were a Lender under this Agreement, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrowers, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrowers shall have consented to such disclosure.

               10.12.2 SHARING INFORMATION WITH AFFILIATES OF THE LENDERS.

               Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or affiliate of any Lender receiving such information shall be bound by the provisions of Section
10.12.1 as if it were a Lender hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments. Each of the Administrative Agent, the Lenders and the issuer of Letters of Credit, solely on its own behalf, acknowledges that the information provided by the Loan Parties and their respective Subsidiaries may include material non-public information concerning the Loan Parties or their respective Subsidiaries, as the case may be, and that, to the extent such Person has not opted out by written notice to the Administrative Agent and the Company from receiving any such material non-public information, such Person will take commercially reasonable measures to use such material non-public information in compliance with applicable Law according to its usual procedures for the handling of such information as in effect from time to time.

          10.13 COUNTERPARTS.

               This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

          10.14 ADMINISTRATIVE AGENT'S OR LENDER'S CONSENT.

               Whenever the Administrative Agent's or any Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Administrative Agent and each Lender shall be authorized to give or withhold such consent in its sole and absolute discretion (unless otherwise specified herein) and to condition its consent upon the payment of money or any other matter.

          10.15 EXCEPTIONS.

               The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

          10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

               EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT, AND EACH LOAN PARTY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 10.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF

ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO THE FULL EXTENT PERMITTED BY LAW.

          10.17 CERTIFICATIONS FROM LENDERS AND PARTICIPANTS.

               10.17.1 TAX WITHHOLDING.

               Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Administrative Agent, each other Lender or assignee or participant of a Lender) shall deliver to each of the Company and the Administrative Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under Section 1.1441-1(c)(16) of the Income Tax Regulations (the "REGULATIONS")) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term "WITHHOLDING CERTIFICATE" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under Section 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Internal Revenue Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Lender, assignee or participant required to deliver to the Company and the Administrative Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrowers hereunder for the account of such Lender; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Administrative Agent in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Administrative Agent). Each Lender, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Company and the Administrative Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Administrative Agent. In addition, each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or state thereof (and, upon the written request of the Administrative Agent, any financial institution through which any such Lender, assignee or participant has directed any payment to be made) shall enter into and comply with any applicable certification, documentation, information or other reporting requirement or agreement concerning U.S. accounts that it maintains or concerning U.S. ownership of such Lender, assignee or participant, or any substantially similar requirement or agreement, if entering into or complying with such requirement or agreement is required by statute or regulation of the United States as a precondition to relief or exemption from any tax, assessment or other governmental charge. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, the Administrative Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under U.S. Federal tax Law. Further, the Administrative Agent is indemnified under Section 1.1461-1(e) of the Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Internal Revenue Code.

               10.17.2 USA PATRIOT ACT.

               Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United states or foreign county, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Closing Date, and
(2) at such other times as are required under the USA Patriot Act.

          10.18 NATURE OF FOREIGN BORROWER OBLIGATIONS.

               (a) Notwithstanding the joint and several liability of the Foreign Borrowers under this Agreement or any other Loan Document, and notwithstanding any other provision herein and in any other Loan Document, all obligations and liabilities of each Foreign Borrower under this Agreement and any of the Loan Documents on account of principal and interest under the Loans and Reimbursement Obligations and Letters of Credit Borrowings shall be limited to the principal amount advanced to such Foreign Borrower or its Subsidiaries and reimbursement of draws under Letters of Credit issued for the account of such Foreign Borrower or its Subsidiaries and, in each case, interest thereon. Each Foreign Borrower shall be liable only for its pro rata share of all fees and expenses and other sums due hereunder (other than principal and interest on the Loans) based upon the ratio of the sum of Loans outstanding to and Letters of Credit issued for such Foreign Borrower to the total amount of Loans outstanding and Letters of Credit issued hereunder.

               (b) Any Foreign Borrower may from time to time deliver a termination notice to the Administrative Agent requesting that it no longer be a party hereto. Such termination shall be effective two Business Days after receipt by the Administrative Agent so long as all obligations of such Foreign Borrower hereunder have been paid in full (including principal, interest and other amounts) and no Letter of Credit issued for the account or benefit of such Foreign Borrower is outstanding; provided that, to the extent this Agreement provides for the survival of certain provisions upon termination hereof, such surviving provisions shall survive a termination under this subsection with respect to any such Foreign Borrower. Following receipt of such notice, no further Loans may be borrowed by such Foreign Borrower hereunder, unless such Foreign Borrower shall thereafter rejoin this Agreement as a Borrower pursuant to the joinder provisions of Section 7.1.10.

          10.19 PLEDGE OF FOREIGN LOAN PARTY LOANS.

               (a) To secure all of the Obligations, each of the Loan Parties (other than the Foreign Loan Parties) hereby grants to the Administrative Agent, for its benefit and the benefit of the Lenders, a security interest in and to the following property of such Loan Party, whether now or hereafter existing, and wherever located (collectively, the "PLEDGED COLLATERAL"): (i) loans and advances made by the Loan Parties to Foreign Loan Parties pursuant to Section 7.2.4(v)(b) in an aggregate amount equal to the amount by which the aggregate amount of loans and advances pursuant to Section 7.2.4(v)(b) exceeds $20,000,000.00 (collectively, the "PLEDGED LOANS"); (ii) all instruments, promissory notes, chattel paper, documents, certificates, securities and investment property evidencing such Pledged Loans; (iii) all Liens and other contracts securing or otherwise relating to such Pledged Loans; (iv) all books and records relating to such Pledged Loans and items of collateral described in the preceding clauses (ii) and (iii); and (v) all proceeds of such Pledged Loans and items of collateral described in the preceding clauses (ii) and (iii).

               (b) In furtherance of the foregoing: (i) the Company, on behalf of the Loan Parties, shall promptly as practicable after the existence thereof, cause all of the Pledged Loans to be evidenced by a duly executed intercompany promissory note and deliver same to the Administrative Agent together with all other original items of Pledged Collateral of a type requiring possession by the Administrative Agent for perfection of the Administrative Agent's and Lenders' Lien under applicable Law, duly endorsed and dated in blank, if such endorsement is necessary or customary; and (ii) the Loan Parties hereby authorize the Administrative Agent, for its benefit and the benefit of the Lenders, to file Uniform Commercial Code financing statements naming each Loan Party holding Pledged Collateral as a debtor and describing the Pledged Collateral therein. Upon and during the continuation of an Event of Default, the Administrative Agent, for its benefit and the benefit of the Lenders, may exercise all of the rights and remedies of a secured creditor with respect to the Pledged Collateral under the applicable Uniform Commercial Code, including without limitation the right to demand that payment of the Pledged Collateral be made directly to the Administrative Agent, for its benefit and the benefit of the Lenders, for application to the Obligations consistent with Section 8.2.5.

               (c) If, after the pledge of Pledged Loans as contemplated in this
Section 10.19, the aggregate amount of loans and advances made by the Loan Parties to Foreign Loan Parties under Section 7.2.4(v)(b) no longer exceeds $20,000,000.00, the Borrower Agent may provide to the Administrative Agent a certificate of a Responsible Officer certifying to such fact (including reasonable confirming calculations) and request that the Administrative Agent release such Pledged Loans. The Administrative shall thereafter effectuate such release by return of the original Pledged Collateral relating to such Pledged Loans to the Borrower Agent and amendment to any of its applicable Uniform Commercial Code financing statements. Any such release shall be limited to the specific Pledged Loans released and shall not constitute a general release of the requirements of Section 7.2.4(v)(b) and this Section 10.19.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                        BORROWERS:
                                        P.H. GLATFELTER COMPANY


                                        By: /s/ John P. Jacunski
                                            ------------------------------------
                                        Name: John P. Jacunski
                                        Title: Senior Vice President and Chief
                                               Financial Officer


                                        PHG TEA LEAVES, INC.


                                        By: /s/ George B. Amoss, Jr.
                                            ------------------------------------
                                        Name: George B. Amoss, Jr.
                                        Title: Vice President


                                        GLATFELTER GERNSBACH GMBH & CO. KG

                                        By: Glatfelter Verwaltungsgesellschaft
                                            mbH,
                                            its General Partner


                                        By: /s/ John P. Jacunski
                                            ------------------------------------
                                        Name: John P. Jacunski
                                        Title: Managing Director
                                               (Geschaftsfuhrer)


                                        GLATFELTER VERWALTUNGSGESELLSCHAFT MBH


                                        By: /s/ Martin Rapp
                                            ------------------------------------
                                        Name: Martin Rapp
                                        Title: Managing Director
                                               (Geschaftsfuhrer)


                                        GLATFELTER LYDNEY, LTD.


                                        By: /s/ Martin Rapp
                                            ------------------------------------
                                        Name: Martin Rapp
                                        Title: Director


                                        MOLLANVICK, INC.


                                        By: /s/ George B. Amoss, Jr.
                                            ------------------------------------
                                        Name: George B. Amoss, Jr.
                                        Title: President

                                      GLATFELTER FALKENHAGEN GMBH


                                      By: /s/ Martin Rapp
                                          ------------------------------------
                                      Name: MARTIN RAPP
                                      Title: Managing Director (Geschaftsfuhrer)


                                      GLATFELTER FALKENHAGEN HOLDING GMBH


                                      By: /s/ Martin Rapp
                                          ------------------------------------
                                      Name: MARTIN RAPP
                                      Title: Managing Director (Geschaftsfuhrer)


                                      GLATFELTER CANADA INC.


                                      By: /s/ John P. Jacunski
                                          ------------------------------------
                                      Name: John P. Jacunski
                                      Title: Vice President


                                      GLATFELTER GATINEAU LTEE


                                      By: /s/ John P. Jacunski
                                          ------------------------------------
                                      Name: John P. Jacunski
                                      Title: Vice President


                                      GLATFELTER CAERPHILLY LTD.


                                      By: /s/ Martin Rapp
                                          ------------------------------------
                                      Name: Martin Rapp
                                      Title: Director

                                        GUARANTORS:

                                        THE GLATFELTER PULP WOOD COMPANY


                                        By: /s/ Thomas V. Bosley
                                            ------------------------------------
                                        Name: Thomas V. Bosley
                                        Title: Vice President and
                                               General Manager


                                        GLATFELTER HOLDINGS, LLC


                                        By: /s/ Donald R. Gross
                                            ------------------------------------
                                        Name: Donald R. Gross
                                        Title: Treasurer

                                        PNC BANK, NATIONAL ASSOCIATION, and as
                                        Administrative Agent and as a Lender


                                        By: /s/ Brian Vesey
                                            ------------------------------------
                                        Name:  Brian Vesey
                                        Title:  Vice President

                                        CITIZENS BANK OF PENNSYLVANIA, as
                                        Syndications Agent and a Lender


                                        By: /s/ Michael J. Gillig
                                            ------------------------------------
                                        Name: Michael J. Gillig
                                        Title: Vice President

                                        COBANK, ACB, as a Lender


                                        By: /s/ Jeffrey C. Norte
                                            ------------------------------------
                                        Name: Jeffrey C. Norte
                                        Title: Vice President

                                        MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender


                                        By: /s/ Paul R. Delmonte
                                            ------------------------------------
                                        Name: Paul R. Delmonte
                                        Title: Assistant Vice President

                                        HSBC BANK USA, N.A., as a Lender


                                        By: /s/ Susan A. Waters
                                            ------------------------------------
                                        Name: Susan A. Waters
                                        Title: Vice President

                                        BANK OF AMERICA, N.A., as a Lender


                                        By: /s/ Michael J. Balok
                                            ------------------------------------
                                        Name: Michael J. Balok
                                        Title:  Sr. Vice President

                                        JPMORGAN CHASE BANK, N.A., as a Lender


                                        By: /s/ James A. Knight
                                            ------------------------------------
                                        Name: James A. Knight
                                        Title: Vice President

                                 SCHEDULE 1.1(A)

                   PRICING GRID FOR P. H. GLATFELTER COMPANY*
                             PRICING IN BASIS POINTS

                               LEVEL I           LEVEL II           LEVEL III         LEVEL IV          LEVEL V
                          ----------------   ----------------   ----------------   --------------   --------------
                                                                                                        IF THE
                          IF THE COMPANY'S                                             IF THE       COMPANY'S DEBT
                           DEBT RATING IS    IF THE COMPANY'S   IF THE COMPANY'S   COMPANY'S DEBT      RATING IS
                             BAA2/BBB OR      DEBT RATING IS     DEBT RATING IS       RATING IS       BA3/BB- OR
BASIS FOR PRICING              HIGHER.          BAA3/BBB-.          BA1/BB+.           BA2/BB.          LOWER.
-----------------         ----------------   ----------------   ----------------   --------------   --------------
COMMITMENT FEE                    30                 35               42.5                50               60
LETTER OF CREDIT
   FEE/EURO-RATE SPREAD          175                200                225               250              275
BASE RATE SPREAD                  75                100                125               150              175

* IN THE EVENT THE COMPANY'S SENIOR UNSECURED DEBT IS SPLIT-RATED, PRICING WILL BE DETERMINED BY THE HIGHER OF THE TWO RATINGS, EXCEPT THAT IF THE RATINGS DIFFER BY MORE THAN ONE LEVEL, PRICING WILL BE DETERMINED BY ONE LEVEL ABOVE THE LOWER RATING. IN THE EVENT THAT EITHER MOODY'S OR STANDARD & POOR'S SHALL CEASE TO RATE THE SENIOR UNSECURED DEBT OF THE COMPANY, LEVEL V PRICING SHALL APPLY. INCREASES OR DECREASES IN PRICING AND FEES PURSUANT TO THE GRID ABOVE SHALL BE EFFECTIVE AS OF THE DATE ON WHICH ANY RATING OF THE SENIOR UNSECURED DEBT OF THE COMPANY SHALL CHANGE (IF SUCH CHANGE RESULTS IN A CHANGE IN THE PRICING LEVEL), EXCEPT THAT ANY INCREASE OR DECREASE IN THE PRICING RELATING TO OUTSTANDING BORROWING TRANCHES OF LOANS IN AN OPTIONAL CURRENCY SHALL BE EFFECTIVE UPON THE EXPIRATION OF THE CURRENT INTEREST PERIOD (AND NOT AT THE TIME OF THE CHANGE IN THE COMPANY'S SENIOR UNSECURED DEBT RATING).

                               SCHEDULE 1.1(A) - 1

PRN 459548

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

PART 1 - COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES TO LENDERS AND ADMINISTRATIVE AGENT

                                                     AMOUNT
                                                 OF COMMITMENT       AMOUNT OF
                                                 FOR REVOLVING    COMMITMENT FOR
                    LENDER                        CREDIT LOANS      SWING LOANS       COMMITMENT      RATABLE SHARE
                    ------                      ---------------   --------------   ---------------   --------------
LENDER NAME (ALSO
ADMINISTRATIVE AGENT):
PNC Bank, National Association
ADDRESS FOR NOTICES:
1000 Westlakes Drive
Suite 200
Berwyn, PA 19312
Phone: 610-725-5740
Fax:610-725-5799
Email: brian.vesey@pnc.com

ADDRESS OF LENDING OFFICE:                      $ 40,000,000.00   $20,000,000.00   $ 40,000,000.00     17.777777778%
PNC Firstside Center, 3rd Floor
500 First Ave.
Pittsburgh, PA  15219
Attention: Rini Davis
Telephone: (412) 762-7638
Facsimile: (412) 762-8672
Email: rini.davis@pnc.com

LENDER NAME:
Citizens Bank of Pennsylvania
ADDRESS FOR NOTICES:
2 N. Second Street, FL 12
Harrisburg, PA  17101
Attention: Curt S. Lang, VP
Telephone: (717) 777-3350
Facsimile: (717) 777-3363
Email: curt.s.lang@citizensbank.com

ADDRESS OF LENDING OFFICE:                      $ 40,000,000.00         N/A        $ 40,000,000.00     17.777777778%
2 N. Second Street, FL 12


                               SCHEDULE 1.1(B) - 1

PRN 459548

Harrisburg, PA 17101
Attention: Lynn Downing
Telephone: (781) 655-4398
Facsimile: (781) 655-4097
Email: lynn.downing@rbscitizens.com

LENDER NAME:
CoBank, ACB
ADDRESS FOR NOTICES:
5500 South Quebec St.
Greenwood Village, CO 80111
Attention: Michael Tousignant
Telephone: (303) 694-5838
Facsimile:
Email: mtousignant@cobank.com

ADDRESS OF LENDING OFFICE:                      $ 35,000,000.00         N/A        $ 35,000,000.00     15.555555556%
5500 South Quebec St.
Greenwood Village, CO 80111
Attention: Betty Marshall
(303) 740-4016
Facsimile: (303) 740-4021
Email: Agencybank@cobank.com

LENDER NAME:
Manufacturers and Traders Trust
Company

ADDRESS FOR NOTICES:
2055 S. Queens St., 2nd Floor
York, PA 17403
Attention: Paul Delmonte
Telephone: (717) 771-4901
Facsimile: (717) 771-4914
Email: pdelmonte@mtb.com

ADDRESS OF LENDING OFFICE:                      $ 35,000,000.00         N/A        $ 35,000,000.00     15.555555556%
2055 S. Queens St., 2nd Floor
York, PA 17403
Attention: Paul Delmonte
Telephone: (717) 771-4901
Facsimile: (717) 771-4914
Email: pdelmonte@mtb.com

LENDER NAME:


                               SCHEDULE 1.1(B) - 2

PRN 459548

HSBC Bank USA, N.A.
ADDRESS FOR NOTICES:
Four Tower Bridge
200 Barr Harbor Dr.
Suite 400
West Conshohoken, PA 19428
Attention: Susan Waters
Telephone: (267) 575-0042
Facsimile:
Email: susan.waters@us.hsbc.com

ADDRESS OF LENDING OFFICE:                      $ 28,000,000.00         N/A        $ 28,000,000.00     12.444444444%
Four Tower Bridge
200 Barr Harbor Dr.
Suite 400
West Conshohoken, PA 19428
Attention: Tina Craiglow
Telephone: (716) 841-1670
Facsimile: (917) 229-0979
Email: tina.craiglow@us.hsbc.com

LENDER NAME:
Bank of America, N.A.
ADDRESS FOR NOTICES:
315 Montgomery St., 6th Fl.
San Francisco, CA 94104-1866
Attention: Michael J. Balok, Sr. VP
Telephone: (415) 913-4776
Facsimile: (415) 913-2357
Email: mike.balok@baml.com

ADDRESS OF LENDING OFFICE:                      $ 23,500,000.00         N/A        $ 23,500,000.00     10.444444444%
315 Montgomery St., 6th Fl.
San Francisco, CA 94104-1866
Attention: Neha Walla
Telephone: (415) 436-4777 x 8621
Facsimile: (804) 266-8065
Email: neha.walla@bankofamerloan.com


                               SCHEDULE 1.1(B) - 3

PRN 459548

LENDER NAME:
JPMorgan Chase Bank, N.A.
ADDRESS FOR NOTICES:
277 Park Ave., 23rd Floor
New York, NY 10172
Attention: James Knight
Telephone: (212) 622-8486
Facsimile: (212) 534-3081
Email: james.a.knight@jpmorgan.com

ADDRESS OF LENDING OFFICE:                      $ 23,500,000.00         N/A        $ 23,500,000.00     10.444444444%
277 Park Ave., 23rd Floor
New York, NY 10172
Attention: Non-Agented Servicing Team
Telephone: (312) 385-7072
Facsimile: (312) 256-2608
Email:
cls.chicago.non-agentedservicing@jpmorgan.com
TOTALS                                          $225,000,000.00   $20,000,000.00   $225,000,000.00   $100.000000000%


                               SCHEDULE 1.1(B) - 4

PRN 459548

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

PART 2 - ADDRESSES FOR NOTICES TO LOAN PARTIES:

EACH LOAN PARTY:

c/o P. H. Glatfelter Company
Address: 96 South George Street, Suite 500
York, PA 17401
Attention: George B. Amoss, Jr., Treasurer
Telephone: (717) 225-2746
Facsimile: (717) 812-8964
Email: gamoss@glatfelter.com


                               SCHEDULE 1.1(B) - 5

PRN 459548

                                 SCHEDULE 1.1(E)

                           EXISTING LETTERS OF CREDIT

L/C#   FACE AMOUNT   BENEFICIARY   ISSUER   EXP. DATE
----   -----------   -----------   ------   ---------


PRN 459548